                                 Execution Copy
          ____________________________________________________________
          ____________________________________________________________

                  AMERICAN FINANCIAL GROUP, INC., as Guarantor
                        AFC HOLDING COMPANY, as Guarantor
                   AMERICAN FINANCIAL CORPORATION, as Borrower

                                CREDIT AGREEMENT

                          Dated as of November 25, 2002

                              FLEET NATIONAL BANK,

                              Administrative Agent

                                _________________

                             BANK OF AMERICA, N. A.,

                                Syndication Agent

                          KEYBANK NATIONAL ASSOCIATION,

                               Documentation Agent

                             FLEET SECURITIES, INC.,
                                    Arranger

          ____________________________________________________________
          ____________________________________________________________

                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----

                                       i

                                       ii

                                    EXHIBITS

Exhibit 2.1.4(a) - Form of 364-Day Revolving Note

Exhibit 2.1.4(b) - Form of Three-Year Revolving Note

Exhibit 5.1.2    - Form of Subordination Agreement

Exhibit 5.1.3    - Form of Guarantee Agreement

Exhibit 5.2.1    - Form of Officer's Certificate

Exhibit 7.1      - Subsidiaries

Exhibit 7.11     - Defined Benefit Plans

Exhibit 7.13     - Environmental Disclosure

Exhibit 10.1     - Interest in Credits

Exhibit 11.1.1   - Assignment and Acceptance

                                      iii

                         AMERICAN FINANCIAL GROUP, INC.
                               AFC HOLDING COMPANY
                         AMERICAN FINANCIAL CORPORATION

                                CREDIT AGREEMENT

     This Agreement,  dated as of November 25, 2002, is among American Financial
Group,  Inc., an Ohio corporation,  as Guarantor,  AFC Holding Company,  an Ohio corporation, as Guarantor,  American Financial Corporation, an Ohio corporation, as Borrower, Fleet National Bank, for itself and as Administrative Agent for the
Lenders,  Bank of America,  N. A., for itself and as  syndication  agent for the
Lenders, KeyBank National Association, for itself and as documentation agent for the Lenders and the other  Lenders from time to time party  hereto.  The parties hereto agree as follows:

     Recitals:  Pursuant to this  Agreement,  the Lenders are  extending  to the
Borrower revolving credit facilities of $255,000,000 in the aggregate, including a 364-day  revolving  credit facility of $85,000,000 and a three-year  revolving credit  facility of  $170,000,000.  At any time on or prior to December 31, 2003 the Borrower may request that the amount of the revolving  credit  facilities be increased  up to  $300,000,000  in the  aggregate.  The  Borrower  may request a
364-day  extension of the maturity date of the 364-day revolving credit facility each year. The revolving credit facilities are unsecured,  and are guaranteed by
the  Borrower's   corporate  parents.  The  proceeds  of  the  revolving  credit facilities may be used for general corporate purposes as provided herein.

1.  Definitions;  Certain Rules of Construction.  Certain  capitalized terms are used in this  Agreement  and in the other  Credit  Documents  with the  specific meanings  defined  below in this  Section  1.  Except  as  otherwise  explicitly specified to the contrary or unless the context clearly requires otherwise,  (a)
the capitalized  term "Section"  refers to sections of this  Agreement,  (b) the capitalized term "Exhibit" refers to exhibits to this Agreement,  (c) references
to  a  particular  Section  include  all  subsections   thereof,  (d)  the  word
"including" shall be construed as "including without limitation", (e) accounting terms not otherwise  defined  herein have the meaning  provided  under GAAP, (f)
references  to  a  particular  statute  or  regulation  include  all  rules  and regulations thereunder and any amendment,  modification or replacement,  in each case as from time to time in  effect,  (g)  references  to a  particular  Person include such  Person's  successors  and assigns to the extent not  prohibited by this Agreement and the other Credit Documents and (h) references to "Dollars" or
"$" mean United  States  Funds.  References  to "the date  hereof" mean the date first set forth above.

     "ACC" means Atlanta Casualty Company, an Illinois corporation.

     "Accumulated  Benefit Obligations" means the actuarial present value of the
accumulated  benefit  obligations  under  any  Plan,   calculated  in  a  manner
consistent with Statement No. 87 of the Financial Accounting Standards Board.

     "Administrative  Agent" means Fleet in its capacity as administrative agent for the Lenders under this  Agreement,  as well as its successors and assigns in such capacity pursuant to Section 10.5.

     "Administrative  Agent  Officer" shall mean any vice president or assistant vice president of the Administrative Agent or any other officers or employees of the  Administrative  Agent from time to time  designated by it in writing to the
Borrower.

     "AFC Holding" means AFC Holding Company, an Ohio corporation.

     "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such  Person,  and shall  include  (a) any  officer or  director or general partner of such Person and (b) any Person of which such Person or any  Affiliate
(as defined in clause (a) above) of such Person shall,  directly or  indirectly, beneficially  own either (i) at least 30% of the outstanding  equity  securities having the general power to vote or (ii) at least 30% of all equity interests.

     "AFG" means American Financial Group, Inc., an Ohio corporation.

     "Applicable  Eurodollar  Margin" means, for either of the 364-Day Revolving
Loan or the Three-Year  Revolving  Loan, on any day, the percentage in the table below  corresponding  to the  applicable  S&P and Moody's  Rating for the public senior debt of AFG at the end of the fiscal quarter prior to such day.

                                   Applicable                Applicable
                                Eurodollar Margin:        Eurodollar Margin:
              S&P / Moody's        364-Day                   Three-Year
   Level        Rating           Revolving Loan            Revolving Loan
----------    -------------     ------------------        ------------------
     I        = BBB+/Aaa2               1.25%                   1.25%
     II         BBB/Baa2                1.50%                   1.50%
    III         BBB-/Baa3               1.75%                   1.75%
     IV       < BBB-/Baa3               2.25%                   2.25%

Changes in the Applicable Eurodollar Margin shall occur on the first Banking Day after  quarterly  financial  statements  have been  furnished  to the Lenders in accordance  with Sections 6.5.1 or 6.5.2 from time to time;  provided,  however, that from the Closing  Date through June 30,  2003,  the  Applicable  Eurodollar
Margin for each of the 364-Day Revolving Loan and the Three-Year  Revolving Loan
shall be no lower than the percentage  listed in Level II of the table above. In the event of a split rating of one level between the applicable  Moody's and S&P ratings,  the higher level shall  apply.  In the event of a split rating of more than one level between the applicable Moody's and S&P ratings, the level that is one level  above the lower level shall  apply.  In the event that the  financial statements  required  to be  delivered  pursuant to Section  6.5.1 or 6.5.2,  as applicable,  are not  delivered  when due,  then during the period from the date upon which such financial statements were due until the date upon which they are actually delivered, the Applicable Eurodollar Margin shall be the maximum amount set forth in the table above.

     "Applicable Rate" means:

          (a) with  respect  to any  portion  of the  Loan  which is at the time subject  to  an  effective  Eurodollar  Pricing  Option,  the  sum  of  the
     Applicable Eurodollar Margin plus the Eurodollar Rate; and

          (b) with respect to any other portion of the Loan, the Base Rate.

     "APU"  means   American   Premier   Underwriters,   Inc.,  a   Pennsylvania
corporation.

     "Assignee" has the meaning provided in Section 11.1.1.

     "Assignment and Acceptance" has the meaning provided in Section 11.1.1.

     "Banking Day" means any day on which banks are open to conduct  business in
Boston,  Massachusetts  and New York,  New York  and,  if such term is used with reference to a Eurodollar Pricing Option, any day on which dealings are effected in the Eurodollars in question by first class banks in the inter-bank Eurodollar market in New York,  New York and at the location of the  applicable  Eurodollar
Office.

     "Bankruptcy Code" means Title 11 of the United States Code.

     "Bankruptcy  Default"  means an Event of  Default  referred  to in  Section
8.1.14.

     "Base  Rate"  means,  on any day,  the  greater of (a) the rate of interest announced  by Fleet at the Boston  Office as its prime rate,  or (b) the Federal
Funds Rate plus 1/2%. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.  Changes in the rate of  interest  resulting  from  changes  in the Base Rate  shall  take place immediately without notice or demand of any kind.

     "Borrower" means American Financial Corporation, an Ohio corporation.

     "Boston  Office" means the principal  banking office of the  Administrative
Agent in Boston, Massachusetts.

     "By-laws" means all written rules, regulations,  procedures and by-laws and
all  other  documents  relating  to  the  management,   governance  or  internal
regulation  of any  Person  other than an  individual,  or  interpretive  of the
Charter of such Person, all as from time to time in effect.

     "Capitalized  Lease" means any lease which is required to be capitalized on the balance  sheet of the lessee in accordance  with GAAP and Statement  Nos. 13 and 97 of the Financial Accounting Standards Board.

     "Capitalized   Lease   Obligations"  means  the  amount  of  the  liability
reflecting  the  aggregate  discounted  amount  of  future  payments  under  all
Capitalized  Leases calculated in accordance with GAAP and Statement Nos. 13 and
97 of the Financial Accounting Standards Board.

     "Capital Trust Securities" means capital stock issued by American Financial
Capital Trust I or any other trust or similar entity,  the proceeds of which are invested by such Person in an equivalent amount of Subordinated Debentures.

     "Charter" means the articles of organization, certificate of incorporation, limited liability  company operating  agreement,  statute,  constitution,  joint venture or partnership  agreement,  or other charter of any Person other than an individual, each as from time to time in effect.

     "Closing  Date"  means  any date on which any  extension  of credit is made pursuant to Section 2.

     "Code" means the federal Internal Revenue Code of 1986.

     "Commitment" means, with respect to any Lender,  such Lender's  obligations to extend the credit contemplated by this Agreement.

     "Commitment  Fee Rate" means,  for either of the 364-Day  Revolving Loan or the  Three-Year  Revolving  Loan, on any day, the  percentage in the table below corresponding  to the  applicable  S&P and Moody's  Rating for the public senior debt of AFG at the end of the fiscal quarter prior to such day.

                                   Commitment                Commitment
                                   Fee Rate:                  Fee Rate:
              S&P / Moody's        364-Day                   Three-Year
   Level        Rating           Revolving Loan            Revolving Loan
----------    -------------     ------------------        ------------------
   I          = BBB+/Aaa2            0.200%                      0.30%
   II           BBB/Baa2             0.250%                      0.35%
  III           BBB-/Baa3            0.300%                      0.40%
   IV         ‹less than BBB-/Baa3   0.375%                      0.50%

Changes in the  Commitment  Fee Rate shall occur on the first  Banking Day after quarterly financial  statements have been furnished to the Lenders in accordance with Sections 6.5.1 or 6.5.2 from time to time; provided, however, that from the
Closing  Date through June 30,  2003,  the  Commitment  Fee Rate for each of the
364-Day Revolving Loan and the Three-Year  Revolving Loan shall be no lower than the  percentage  listed in Level II of the table above.  In the event of a split rating of one level between the applicable  Moody's and S&P ratings,  the higher level shall apply. In the event of a split rating of more than one level between the  applicable  Moody's and S&P ratings,  the level that is one level above the lower level shall apply. In the event that the financial  statements required to be  delivered  pursuant  to  Section  6.5.1 or  6.5.2,  as  applicable,  are not delivered  when due,  then  during  the  period  from the date upon  which  such financial  statements  were due  until  the date upon  which  they are  actually delivered,  the Commitment Fee Rate shall be the maximum amount set forth in the table above.

     "Consolidated" and  "Consolidating",  when used with reference to any term, mean that term (or the terms "combined" and "combining",  as the case may be, in the case of  partnerships  and joint ventures) as applied to the accounts of AFG
(or other  specified  Person) and all of its  Subsidiaries  (or other  specified
Persons),  or such of its  Subsidiaries  as may be specified,  consolidated  (or combined) in accordance with GAAP and with  appropriate  deductions for minority interests in Subsidiaries.

     "Credit Documents" means:

          (a) This Agreement,  the Revolving Notes, the Guarantee Agreement, the
     Subordination Agreement and any Interest Rate Protection Agreement provided by a  Lender  (or an  Affiliate  of a  Lender)  to  any  of  the  Principal
     Companies, each as from time to time in effect; and

          (b) Any other present or future  agreement or instrument  from time to time entered into among the Administrative Agent or all the Lenders, on the one hand, and any of the Principal  Companies or any of their Subsidiaries, or any other Person as a guarantor,  pledgor or other obligor, on the other hand, relating to, amending or modifying this Agreement or any other Credit
     Document referred to above or which is stated to be a Credit Document, each as from time to time in effect.

     "Credit Obligations" means all present and future liabilities,  obligations and Indebtedness of any of the Principal Companies, any of their Subsidiaries or any other Person becoming party to a Credit Document as a guarantor,  pledgor or other obligor  owing to the Lenders or any of them under or in  connection  with this Agreement or any other Credit Document, including obligations in respect of principal,  interest,  commitment fees,  amounts provided for in Sections 3.2.4,
3.4 and 3.5, and other fees, charges, indemnities and expenses from time to time owing  hereunder  or under any other  Credit  Document,  including  payment  and
reimbursement   obligations  under  Interest  Rate  Protection  Agreements  that constitute  Credit  Documents (all whether accruing before or after a Bankruptcy
Default and  regardless  of whether  allowed as a claim in bankruptcy or similar proceedings).

     "Credit Participant" has the meaning provided in Section 11.2.

     "Default"  means any Event of Default and any event or condition which with the  passage  of time or giving of  notice,  or both,  would  become an Event of
Default.

     "Delinquency Period" has the meaning provided in Section 10.4.3.

     "Delinquent Payment" has the meaning provided in Section 10.4.3.

     "Distribution" means:

          (a) The  declaration  or payment of any dividend,  on or in respect of any shares of any class of capital stock of any of the Principal  Companies or any of their Subsidiaries, other than dividends payable solely in shares of common stock of the payor;

          (b) The  purchase  or other  retirement  of any shares of any class of
     capital  stock  of  any  of  the  Principal   Companies  or  any  of  their
     Subsidiaries directly or indirectly through a Subsidiary or otherwise;

          (c) Any other distribution on or in respect of any shares of any class of  capital  stock  of any  of  the  Principal  Companies  or any of  their
     Subsidiaries; or

          (d) Any  payment of  principal  of or  interest  or premium on, or any purchase or other retirement of, any Indebtedness  required to be, or is by its terms, subordinated to any of the Credit Obligations, including (i) the
     Subordinated  Debentures  and  (ii)  Indebtedness  of any of the  Principal
     Companies owing to any of their Subsidiaries or Affiliates.

     "Eligible Assignee" means (a) a Lender, (b) an Affiliate of a Lender, (c) a
Related Fund and (d) subject to the prior approval of the  Administrative  Agent and, so long as no Event of Default shall have occurred and be  continuing,  the
Borrower,  such approval by the Administrative  Agent and the Borrower not to be
unreasonably withheld:

          (i) a commercial bank organized under the laws of the United States of
     America,  or any  state  thereof,  and  having  total  assets  in excess of
     $500,000,000;

          (ii) a savings and loan  association or savings bank  organized  under the laws of the United States of America, or any state thereof,  and having total assets in excess of $500,000,000;

          (iii) a commercial  bank organized under the laws of any other country that  is  a  member  of  the  Organization  for  Economic  Cooperation  and
     Development  or  has  concluded  special  lending   arrangements  with  the
     International  Monetary Fund  associated  with its General  Arrangements to
     Borrow or of the Cayman  Islands,  or a political  subdivision  of any such country, and having total assets in excess of $500,000,000, so long as such bank is acting  through a branch or agency  located in the United States of
     America;

          (iv)  the  central  bank  of  any  country  that  is a  member  of the
     Organization for Economic Cooperation and Development; and

          (v)  a  finance   company,   insurance   company  or  other  financial
     institution  or fund (whether a  corporation,  partnership,  trust or other entity) that is engaged in making,  purchasing  or  otherwise  investing in commercial  loans in the  ordinary  course of its business and having total assets in excess of $500,000,000;

provided,  however,  that a  Principal  Company or an  Affiliate  of a Principal
Company shall not qualify as an Eligible Assignee under any circumstances.

     "Environmental Laws" means all applicable federal, state or local statutes, laws,  ordinances,  codes, rules,  regulations and guidelines (including consent decrees and  administrative  orders)  relating  to public  health and safety and protection of the environment.

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "ERISA Group Member" means each of the Principal Companies and any of their
Subsidiaries  and any Person which is a member of the controlled  group or under common control with the Principal  Companies or any of their Subsidiaries within the meaning of sections  414(b) or 414(c) of the Code or section  4001(a)(14) of
ERISA.

     "Eurodollar Basic Rate" means, for any Eurodollar Interest Period:

          (a) the rate of interest at which  deposits of United States Funds are offered in the London  interbank  market for a period of time equal to such
     Eurodollar  Interest  Period that appears on Dow Jones Market  Service Page
     3750 (or any successor  service) as of 11:00  a.m.(London time) two Banking
     Days prior to the  Banking  Day on which such  Eurodollar  Interest  Period begins or

          (b) if no such rate appears on Dow Jones Market  Service Page 3750 (or
     any   successor   service),   the  rate  of  interest   determined  by  the
     Administrative  Agent to be the  average of up to four  interest  rates per annum at which  deposits of United  States  Funds are offered in the London interbank  market  for a period of time equal to such  Eurodollar  Interest
     Period  which  appear on the  Reuter's  Screen LIBO Page (or any  successor service)  as of 11:00  a.m.  (London  time) two  Banking  Days prior to the
     Banking Day on which such Eurodollar Interest Period begins if at least two such  offered  rates so appear  on the  Reuter's  Screen  LIBO Page (or any successor service) or

          (c) if no such rate appears on the Dow Jones Market  Service Page 3750
     (or any  successor  service) and fewer than two offered rates appear on the
     Reuter's Screen LIBO Page (or any successor service),  the rate of interest at which  deposits of United  States Funds in an amount  comparable  to the portion of the Loan as to which the related  Eurodollar  Pricing Option has been  elected  and  which  have a term  corresponding  to  such  Eurodollar
     Interest Period are offered to the Agent by first class banks in the London inter-bank  market  for  delivery  in  immediately  available  funds  at  a
     Eurodollar  Office on the first day of such  Eurodollar  Interest Period as determined by the Administrative  Agent at approximately 11:00 a.m. (London time)  two  Banking  Days  prior to the date  upon  which  such  Eurodollar
     Interest Period is to commence (which  determination by the  Administrative
     Agent shall, in the absence of manifest error, be conclusive).

     "Eurodollar  Interest  Period"  means any  period,  selected as provided in
Section 3.2.1,  of one, two, three or six months  commencing on any Banking Day;
provided,  however,  that subject to Section 3.2.3,  if any Eurodollar  Interest
Period so selected would otherwise begin or end on a date which is not a Banking
Day, such Eurodollar Interest Period shall instead begin or end, as the case may be, on the next succeeding  Banking Day unless such next succeeding  Banking Day would fall in the next calendar month,  in which case such  Eurodollar  Interest
Period shall end on the next  preceding  Banking Day, and if there exists no day numerically  corresponding to the commencement date of such Eurodollar  Interest
Period  in the month in which the last day of such  Eurodollar  Interest  Period would  otherwise  fall,  such  Eurodollar  Interest Period shall end on the last
Banking Day of such month;  provided,  however,  that if any Eurodollar Interest
Period  would  extend  beyond  the  Final  Maturity  Date,  the last day of such
Eurodollar  Interest  Period shall be the Final Maturity Date, all in accordance with the then current banking practice in the inter-bank  Eurodollar market with respect to Eurodollar deposits at the applicable Eurodollar Office.

     "Eurodollar  Office" means such non-United  States office or  international banking facility of any Lender as such Lender may from time to time select.

     "Eurodollar  Pricing Options" means the options granted pursuant to Section
3.2.1 to have the  interest  on all or any  portion of the Loan  computed on the basis of a Eurodollar Rate.

     "Eurodollar  Rate"  for any  Eurodollar  Interest  Period  means  the rate, rounded to the nearest  1/100%,  obtained by dividing  (a) the Basic  Eurodollar
Rate for such  Eurodollar  Interest Period by (b) an amount equal to 1 minus the
Eurodollar  Reserve  Rate;  provided,  however,  that if at any time during such
Eurodollar  Interest  Period  the  Eurodollar  Reserve  Rate  applicable  to any outstanding  Eurodollar  Pricing Option  changes,  the Eurodollar  Rate for such
Eurodollar  Interest  Period  shall  automatically  be adjusted to reflect  such change, effective as of the date of such change.

     "Eurodollar  Reserve  Rate" means the stated  maximum rate  (expressed as a decimal)  of all  reserves  (including  any  basic,  supplemental,  marginal  or emergency reserve or any reserve asset), if any, as from time to time in effect, required by any Legal  Requirement  to be maintained  by any Lender  against (a)
"Eurocurrency  liabilities"  as  specified  in  Regulation  D of  the  Board  of
Governors of the Federal Reserve  System,  (b) any other category of liabilities that  includes  deposits by reference to which the interest  rate on portions of the Loan subject to Eurodollar Pricing Options is determined,  (c) the principal amount of or interest on any portion of the Loan subject to a Eurodollar Pricing
Option, or (d) any other category of extensions of credit, or other assets, that includes  loans by a  non-United  States  office of any of the Lenders to United
States residents.

     "Eurodollars" means, with respect to any Lender,  deposits of United States
Funds in a non-United States office or an international banking facility of such
Lender.

     "Event of Default" has the meaning provided in Section 8.1.

     "Exchange Act" means the federal Securities Exchange Act of 1934.

     "Federal Funds Rate" means, for any day, (a) the rate equal to the weighted average of the rates on overnight federal funds transactions with members of the
Federal  Reserve  System  arranged by federal  funds  brokers,  as such weighted average is published for such day (or, if such day is not a Banking Day, for the immediately  preceding  Banking Day) by the Federal  Reserve Bank of New York or
(b) if such rate is not so published  for such Banking Day, as determined by the
Administrative   Agent  using  any  reasonable  means  of  determination.   Each
determination  by the  Administrative  Agent of the Federal Funds Rate shall, in the absence of manifest error, be conclusive.

     "Final Maturity Date" means (a) with respect to the 364-Day Revolving Loan,
November 24, 2003, or such later date as  determined in accordance  with Section
2.4 and (b) with respect to the Three-Year Revolving Loan, November 24, 2005.

     "Financial  Officer" means, with respect to any Person, the chief financial officer  or  treasurer  of  such  Person  or  a  vice  president  whose  primary responsibility is for the financial affairs of such Person.

     "Financing Debt" means:

          (a) Indebtedness for borrowed money;

          (b)   Indebtedness   evidenced   by  notes,   debentures   or  similar
     instruments;

          (c) Indebtedness in respect of Capitalized Leases;

          (d) Indebtedness for the deferred purchase price of assets (other than normal trade accounts payable in the ordinary course of business); and

          (e) Indebtedness in respect of mandatory redemption or dividend rights on capital stock (or other equity).

     "GAAP" means generally accepted  accounting  principles,  as defined by the
Financial Accounting Standards Board, as from time to time in effect.

     "GAIC" means Great American Insurance Corporation, an Ohio corporation.

     "Granting Lender" has the meaning provided in Section 11.3.

     "Holding Companies" means,  collectively,  each of the Principal Companies,
APU and Pennsylvania Company, a Delaware corporation.

     "IIC" means Infinity Insurance Company, a Florida corporation.

     "Indebtedness"  means all  obligations,  contingent or otherwise,  which in accordance  with GAAP should be classified  upon the obligor's  balance sheet as liabilities, but in any event including:

          (a)  Liabilities  secured by any Lien  existing on  property  owned or acquired  by the  obligor  or any  Subsidiary  thereof,  whether or not the liability  secured thereby shall have been assumed;

          (b) Capitalized Lease Obligations;

          (c)  Mandatory  redemption,  repurchase or dividend  obligations  with respect to capital stock (or other evidence of beneficial interest); and

          (d) All  guarantees and  endorsements  in respect of  Indebtedness  of others.

     "Indemnitee" has the meaning provided in Section 9.2.

     "Insurance  Authorities" means collectively,  in relation to any particular jurisdiction,  the  insurance  regulatory  authorities,  commissions,  agencies, departments, boards or other authorities of or in that jurisdiction.

     "Insurance  Subsidiary"  means  each  Subsidiary  of any  of the  Principal
Companies  engaged  primarily  in the  insurance  business  and  licensed  as an insurance  company in one or more  states,  and shall in any event  include  (a)
GAIC,  (b) RICA,  (c) prior to the IPC IPO,  ACC,  IIC,  IPC and WIC and (d) the successors and assigns of any of the foregoing permitted under this Agreement.

     "Interest and Dividend Charges" means, for any period, the sum of:

          (a) the  aggregate  amount of  interest,  including  commitment  fees, charges in the nature of interest under Capitalized  Leases and net amounts due under  Interest Rate  Protection  Agreements,  accrued by the Principal
     Companies and their Subsidiaries  (whether such interest is reflected as an item of expense or  capitalized)  in accordance with GAAP on a Consolidated basis,

     plus (b) actual cash dividends  (including  liquidating  distributions  and dividends  paid on Capital Trust  Securities)  paid by any of the Principal
     Companies and their  Subsidiaries  on a Consolidated  basis with respect to capital stock.

     "Interest Rate Protection Agreement" means any interest rate swap, interest rate cap,  interest rate bridge or other  contractual  arrangement  protecting a
Person  against  changes in interest  rates on  Financing  Debt  provided by any
Lender (or an Affiliate of a Lender).

     "Investment" means:

          (a) any loan, advance or extension of credit (including any guarantees of the Indebtedness of) any other Person;

          (b)  any  contribution  to the  capital  of any  other  Person  or the purchase  of any  shares of  capital  stock,  partnership  or other  equity interest; and

          (c) any sale of property other than upon full payment therefor in cash at fair market value;

provided,  however, that the term "Investment" shall not include (i) investments and  reinvestments  in portfolio  securities in the ordinary course of business,
(ii) sales or other transfers of portfolio assets among the Principal  Companies and their  Subsidiaries  in the  ordinary  course of  business,  (iii) trade and customer  accounts  receivable for property leased,  goods furnished or services rendered in the ordinary  course of business  and payable on a current  basis in accordance with customary trade terms, (iv) deposits, advances or prepayments to suppliers for property leased or licensed, goods furnished and services rendered in the ordinary course of business, (v) advances to employees for relocation and travel expenses, drawing accounts and similar expenditures,  (vi) stock or other securities  acquired in  connection  with the  satisfaction  or  enforcement  of
Indebtedness  or  claims  due  to  any  Person  or  as  security  for  any  such
Indebtedness  or claims or (vii) demand  deposits in banks or similar  financial institutions.

     "IPC" means Infinity Property & Casualty Corporation,  an Ohio corporation, to whom AFG and its  Subsidiaries  are  transferring  ACC, IIC, Leader Insurance
Company, WIC, the Subsidiaries of ACC, IIC, Leader Insurance Company and WIC and
the personal insurance business of GAIC written through independent agents.

     "IPC  IPO"  means  the  initial   closing  of  the   proposed   registered,
underwritten initial public offering of common stock of IPC substantially on the terms described in the IPC Registration Statement.

     "IPC Registration Statement" has the meaning provided in Section 7.2.

     "Legal  Requirement" means any requirement  imposed upon any of the Lenders by any law of the  United  States of America  or any  jurisdiction  in which any
Eurodollar Office is located or by any regulation, order, interpretation, ruling or official directive of the Board of Governors of the Federal Reserve System or
any other board or governmental or administrative agency of the United States of
America,  any central bank or of any jurisdiction in which any Eurodollar Office is  located,  or of any  political  subdivision  of any  of the  foregoing.  Any requirement  imposed by any such regulation,  order,  interpretation,  ruling or official  directive  not  having  the force of law shall be deemed to be a Legal
Requirement if any of the Lenders reasonably believes that compliance  therewith is in the best interest of such Lender.

     "Lenders"  means the  Administrative  Agent  and the other  banks and other
Persons  owning a  Percentage  Interest  and  their  respective  successors  and assigns, including Assignees under Section 11.1.

     "Lien" means, with respect to any Person:

          (a) Any encumbrance,  mortgage, pledge, lien, charge or other security interest of any kind upon any  property or assets of such  Person,  whether now owned or hereafter acquired,  or upon the income or profits or proceeds therefrom;

          (b) Any  arrangement  or agreement  which  prohibits  such Person from creating encumbrances, mortgages, pledges, liens, charges or other security interests;

          (c) The  acquisition  of, or the  agreement or option to acquire,  any property  or assets  upon  conditional  sale or subject to any other  title retention agreement, device or arrangement (including a Capitalized Lease);
     and

          (d) The sale,  assignment,  pledge or  transfer  for  security  of any accounts,  general  intangibles  or chattel  paper of such Person,  with or without recourse.

     "Lindner Family Members" means,  collectively,  Carl H. Lindner, Richard E.
Lindner,  Robert D. Lindner,  Carl H. Lindner III, S. Craig Lindner and Keith E.
Lindner, the respective estates, spouses, heirs, ancestors,  lineal descendants, legatees and legal  representatives  of any of the  foregoing and the trustee of any  bona  fide  trust  of  which  one or more  of the  foregoing  are the  sole beneficiaries or the grantors thereof.

     "Loan" has the meaning provided in Section 2.1.2.

     "Margin  Stock" means "margin  stock" within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

     "Material  Adverse  Change"  means,  since  December  31,  2001, a material adverse change in the business, assets, financial condition, income or prospects of AFG and its  Subsidiaries (on a Consolidated  basis),  whether as a result of
(a) general economic  conditions  affecting the industries in which such Persons or the businesses in which they have made their principal  investments  operate,
(b)  fire,  flood or other  natural  calamities,  (c)  environmental  pollution,
(d) regulatory changes,  judicial decisions, war or other governmental action or
(e) any other event or development,  whether or not related to those  enumerated above.

     "Multiemployer  Plan"  means any Plan  which is a  "multiemployer  plan" as defined in section 4001(a)(3) of ERISA.

     "Net  Income"  means,  for  any  period,  the  net  income  of AFG  and its
Subsidiaries on a Consolidated basis, determined in accordance with GAAP.

     "Net  Worth"  means,  on any  date,  the  sum of (a) the  aggregate  amount reported on the  Consolidated  balance sheet of AFG and its  Subsidiaries  under
"Total  Shareholders'  Equity",  but  excluding  (i) all  amounts  in respect of unrealized gains or losses, net of taxes, on fixed maturity  securities and (ii)
any redeemable capital stock (or redeemable shares of other beneficial interest)
plus (b) Capital Trust Securities  permitted by Section 6.12.1,  in each case as determined in accordance with GAAP.

     "Nonperforming Lender" has the meaning provided in Section 10.4.3.

     "Payment Date" means the first Banking Day of each January, April, July and
October of each year.

     "PBGC" means the Pension  Benefit  Guaranty  Corporation  or any  successor entity.

     "Percentage  Interest" means, with respect to any Lender, the Commitment of such Lender with respect to the respective portions of the Loan. For purposes of determining  votes or consents by the Lenders,  the  Percentage  Interest of any
Lender  shall be computed as follows:  (a) at all times when no Event of Default under  Section  8.1.1 and no  Bankruptcy  Default  exists,  the  ratio  that the respective  Commitments  of such Lender  bears to the total  Commitments  of all
Lenders as from time to time in effect and reflected in the Register, and (b) at all other times,  the ratio that the respective  amounts of the outstanding Loan owing to such Lender bear to the total outstanding Loan owing to all Lenders.

     "Performing Lender" has the meaning provided in Section 10.4.3.

     "Person"  means any present or future  natural  person or any  corporation, association,  partnership,  joint venture,  limited liability company,  business
trust,  trust,   organization,   business,   individual  or  government  or  any
governmental agency or political subdivision thereof.

     "Plan"  means,  at any time,  any pension or other  employee  benefit  plan subject to Title IV of ERISA  maintained,  or to which  contributions  have been made, by any of the Principal  Companies or any of their Subsidiaries within six years prior to such time.

     "Principal Companies" means, collectively, each of AFG, AFC Holding and the
Borrower.

     "Prior Credit  Agreement"  means the Amended and Restated Credit  Agreement dated as of February 6, 1998,  as in effect on the date  hereof,  among AFG, AFC
Holding,  the Borrower and a group of lenders for which Fleet (formerly known as
"BankBoston N.A.") and Bank of America Trust and Savings  Association are acting as managing agents.

     "Qualified Institutional Buyer" means:

          (a) A duly  authorized  domestic bank,  savings and loan  association, registered investment company,  registered investment adviser or registered dealer,  acting for its own  account  or the  accounts  of other  Qualified
     Institutional  Buyers,  which  in  the  aggregate  owns  and  invests  on a discretionary  basis at least $100 million in securities  and (if a bank or savings  and loan  association)  which  has a net  worth  of at least  $100 million;

          (b) A foreign  bank or  savings  and loan  association  or  equivalent institution,  acting for its own account or the account of other  Qualified
     Institutional  Buyers,  which  in  the  aggregate  owns  and  invests  on a discretionary basis at least $100 million in securities and has a net worth of at least $100 million; or

          (c) Any other entity which also constitutes a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

     "Register" has the meaning provided in Section 11.1.3.

     "Related  Fund"  means,  with  respect  to any  Lender  that is a fund that invests in senior bank loans,  any other fund that  invests in senior bank loans and is managed by the same investment  advisor as such Lender or by an Affiliate of such investment advisor.

     "Required  Majority  Lenders" means such Lenders as own at least 51% of the
Percentage Interests.

     "Revolving Notes" has the meaning provided in Section 2.1.4.

     "RICA"  means  Republic   Indemnity   Company  of  America,   a  California
corporation.

     "SPV" has the meaning provided in Section 11.3.

     "Securities Act" means the federal Securities Act of 1933.

     "Subordinated   Debentures"   means  any  subordinated   debentures  (which
debentures  shall be  subordinated  to the Credit  Obligations  on market terms)
issued  by any of the  Principal  Companies  or  any of  their  Subsidiaries  to
American  Financial  Capital  Trust  I or any  other  trust  or  similar  entity controlled  by any of the Principal  Companies,  the sole purpose of which is to issue Capital Trust Securities.

     "Subordination Agreement" has the meaning provided in Section 5.1.2.

     "Subsidiary"  means any  Person of which  AFG (or other  specified  Person)
shall  at  the  time,  directly  or  indirectly  through  one  or  more  of  its
Subsidiaries,  (a) own more than 50% of the outstanding  capital stock (or other shares of  beneficial  interest) or more than 50% of such stock (or other shares of beneficial  interest)  entitled to vote generally,  (b) hold more than 50% of the partnership,  joint venture or similar interests or (c) be a general partner or joint venturer.

     "Tax" means any tax, levy, impost,  duty,  deduction,  withholding or other charge of whatever  nature at any time required by any Legal  Requirement (a) to be paid by any  Lender  or (b) to be  withheld  or  deducted  from  any  payment otherwise required hereby to be made by the Borrower to any Lender, in each case on or with respect to (i) any  Eurodollar  deposit  purchased in the  inter-bank
Eurodollar  market  which was used to fund any portion of the Loan  subject to a
Eurodollar Pricing Option,  (ii) any portion of the Loan subject to a Eurodollar
Pricing Option funded with the proceeds of any such  Eurodollar  deposit,  (iii)
the  principal  amount of or interest on any portion of the Loan,  or (iv) funds transferred from a non-United States office or an international banking facility to a United  States office of such Lender in order to fund a portion of the Loan subject to a Eurodollar Pricing Option;  provided,  however, that the term "Tax"
shall not  include (1) taxes  imposed  upon or measured by the net income or net worth of such Lender,  (2) taxes which would have been imposed even if there had been no  provision  for  Eurodollar  Pricing  Options in this  Agreement  or (3)
amounts  required to be  withheld  by such  Lender from  payments of interest to
Persons from whom Eurodollar deposits were purchased by such Lender.

     "364-Day Revolving Loans" has the meaning provided in Section 2.1.1.

     "364-Day  Revolving Loan Maximum Amount of Credit" has the meaning provided in Section 2.1.1.

     "Three-Year Revolving Loans" has the meaning provided in Section 2.1.2.

     "Three-Year  Revolving  Loan  Maximum  Amount of  Credit"  has the  meaning provided in Section 2.1.2.

     "Total Capitalization" means, on any date, the sum, without duplication, of
(a) Total  Financing  Debt plus (b) Net Worth plus (c) all amounts  appearing on the  Consolidated  balance  sheet of AFG and its  Subsidiaries  in the line item
"Minority Interest", all determined in accordance with GAAP.

     "Total  Financing  Debt" means,  on any date,  the aggregate  amount of all
Financing Debt reported by AFG and its  Subsidiaries  on a  Consolidated  basis, including  in any  event any  capital  stock  (or  other  shares  of  beneficial interest)  which  constitutes  Financing  Debt,  but excluding the  Subordinated
Debentures, all determined in accordance with GAAP.

     "2001 Form 10-K" has the meaning provided in Section 7.2.

     "United  States  Funds" means such coin or currency of the United States of
America as at the time shall be legal  tender  therein for the payment of public and private debts.

     "WIC" means Windsor Insurance Company, an Indiana corporation.

2.   The Credits.

     2.1. Revolving Credits.

          2.1.1. 364-Day Revolving Loan. Subject to all the terms and conditions of this  Agreement  and so long as no  Default  exists,  each  Lender  will severally lend to the Borrower loans (collectively,  the "364-Day Revolving
     Loan")  in an  aggregate  principal  amount  not  to  exceed  at  any  time outstanding  such Lender's  Percentage  Interest in an amount (the "364-Day
     Revolving Loan Maximum Amount of Credit") equal to the lesser of:

               (a) $85,000,000, or

               (b) such amount (in an integral multiple of $1,000,000) specified by irrevocable notice from the Borrower to the Lenders.

          2.1.2.  Three-Year  Revolving  Loan.  Subject  to all  the  terms  and conditions of this Agreement and so long as no Default exists,  each Lender will severally lend to the Borrower loans  (collectively,  the  "Three-Year
     Revolving Loan") in an aggregate principal amount not to exceed at any time outstanding such Lender's Percentage Interest in an amount (the "Three-Year
     Revolving Loan Maximum Amount of Credit") equal to the lesser of:

               (a) $170,000,000 or

               (b) such amount (in an integral multiple of $1,000,000) specified by irrevocable notice from the Borrower to the Lenders.

     The  aggregate  principal  amount  of the  364-Day  Revolving  Loan and the
     Three-Year Revolving Loan at any one time outstanding is referred to herein as the "Loan".

          2.1.3.  Borrowing  Requests.  Revolving  loans  will  be  made  to the
     Borrower by the Lenders under  Sections  2.1.1 and 2.1.2 on any Banking Day on or after the initial  Closing Date and prior to the Final  Maturity Date for such  loans.  Not later than 11:00 AM (Boston  time) on the Banking Day
     (or third  Banking  Day if any  portion  of such loan will be  subject to a
     Eurodollar  Pricing Option on the requested  Closing Date) requested as the
     Closing Date for any such loan,  the Borrower will give the  Administrative
     Agent  notice  of its  request  (which  may be  given by a  telephone  call received by an  Administrative  Agent  Officer and  promptly  confirmed  in writing),  specifying  (a) the amount of the requested  loan (not less than
     $1,000,000 and an integral  multiple of $1,000,000),  and (b) the requested
     Closing Date therefor.  Each such loan will be made at the Boston Office by depositing the amount  thereof to the general  account of the Borrower with the  Administrative  Agent. In connection with each such loan, the Borrower
     shall  furnish  to  the  Administrative   Agent  a  certificate  dated  the
     applicable  Closing  Date  in  substantially  the  form  of  Exhibit 5.2.1, together with any other documents required by Section 5.2.

          2.1.4.  Revolving  Notes.  The  Loan  shall be  evidenced  by notes in substantially  the form of (a) the  364-Day  Revolving  Note  contained  in
     Exhibit 2.1.4(a) and (b) the Three-Year Revolving Note contained in Exhibit
     2.1.4(b)  (collectively,  the "Revolving Notes") payable by the Borrower to the  respective  Lenders.  Each Lender  shall keep a record of the date and amount of (a) each loan made by such Lender  pursuant  to Section  2.1.1 or
     2.1.2 and  (b) each  payment of principal  made  pursuant to Section 4. The record made by each Lender  pursuant to this Section shall,  in the absence of manifest  error,  be conclusive.  Prior to the transfer of any Revolving
     Note, the Lender shall endorse on a schedule thereto appropriate  notations evidencing such dates and amounts;  provided,  however, that the failure of any Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower under this  Agreement,  the Revolving  Notes or any other Credit Document.

     2.2.  Application of Proceeds.  On the Closing Date the Principal Companies
will use the proceeds of the Loan to refinance  and  terminate  the Prior Credit
Facility.   Each  of  the  Principal  Companies  covenants  that  following  the refinancing  and termination of the Prior Credit  Facility,  the proceeds of the
Loan  will be  applied  only for  lawful  corporate  purposes  of the  Principal
Companies, including acquisitions, increasing the statutory capital of Insurance
Subsidiaries,  making loans or advances to Subsidiaries  for any of their lawful corporate purposes and for the repayment from time to time of any Financing Debt of the Principal Companies and their Subsidiaries.  The Principal Companies will not directly or  indirectly  apply any part of the proceeds of any  extension of credit made  pursuant to this  Agreement to purchase or to carry Margin Stock or to refinance any loan incurred for such purpose or to any transaction prohibited by laws or regulations applicable to any of the Lenders.

     2.3.  Nature of  Obligations  of Lenders  to Extend  Credit.  The  Lenders'
obligations  under this Agreement to make the Loan are several and are not joint or joint and  several.  If any Lender shall fail to perform its  obligations  to extend such  credit,  the amount of the  Commitment  of the Lender so failing to perform may be assumed by the other Lenders,  in their absolute  discretion,  in such  proportions  as such  Lenders  may  agree  among  themselves,  so that the aggregate  amount  of the  Commitment  to make  the  Loan  provided  for in this
Section 2 shall not be reduced and the Percentage  Interest of each other Lender shall be appropriately  adjusted;  provided,  however,  that such assumption and adjustment  shall not relieve the Lenders from any of their  obligations to make such extension of credit or to repay any Delinquent  Payment required by Section
10.4.3.

     2.4. Option to Extend Maturity of Credit. So long as no Default exists, the
Borrower may request by written  notice to the  Administrative  Agent,  not more than 75 days nor less  than 60 days  prior to the  Final  Maturity  Date for the
364-Day  Revolving Loan, that the Final Maturity Date for the 364-Day  Revolving
Loan be extended for an additional  364 days.  The Lenders  shall  consider such request in their sole discretion,  and may propose  additional terms,  including changes  in the  interest  rates,  fees  and  covenants  as a  condition  to any extension.  Any decision to extend such Final  Maturity Date must be unanimously agreed to in writing by all Lenders.  The Administrative  Agent on behalf of the
Lenders shall  provide a written  response to the  Borrower's  request not later than 30 days  following  receipt of such request.  In the event that all Lenders offer to extend such Final  Maturity  Date  pursuant  hereto,  the  Borrower may accept such offer by written  notice  received by the  Administrative  Agent not later than 15 days prior to such anniversary.

     2.5. Incremental Credit Increase.

          2.5.1.  Incremental Credit Increase Requests.  At any time on or prior to December  31,  2003,  so long as no Default  exists,  the  Borrower  may request,  by written notice to the  Administrative  Agent (the "Incremental
     Credit  Increase  Request"),  an  increase in the  364-Day  Revolving  Loan
     Maximum  Amount of Credit  and/or the  Three-Year  Revolving  Loan  Maximum
     Amount of Credit in a minimum aggregate amount of $5,000,000, the aggregate amount of all such  increases  from time to time not to exceed  $45,000,000
     (the "Incremental  Credit Increase").  The Incremental Credit Increase will constitute  a portion  of the  364-Day  Revolving  Loans or the  Three-Year
     Revolving  Loans,  as may be agreed  among the  Administrative  Agent,  the
     Borrower and those respective  Lenders (including new Lenders) that provide the Incremental  Credit  Increase.  Upon receipt of any Incremental  Credit
     Increase Request and any other information as the Administrative  Agent may reasonably request in connection therewith,  the Administrative Agent shall promptly notify the Lenders of such  Incremental  Credit Increase  Request;
     provided,  however,  that each Lender may  participate  in the  Incremental
     Credit  Increase in its sole  discretion,  and no Lender shall be deemed to have committed to participate in the Incremental  Credit Increase as of the date hereof, nor shall any Lender have any obligation to participate in the
     Incremental Credit Increase.

          2.5.2.  Incremental  Credit  Increase  Closing.  Within 30 days  after receipt of the Incremental Credit Increase Request,  each Lender interested in committing to the requested Incremental Credit Increase shall notify the
     Administrative  Agent and the  Borrower  of its  intent so to  commit,  the maximum  amount  of its  proposed  commitment  to such  Incremental  Credit
     Increase and the extent to which it wishes to commit to additional  364-Day
     Revolving Loans or Three-Year  Revolving Loans (an "Incremental  Commitment
     Notice").  Following receipt of the Incremental  Commitment  Notice,  after consultation with the Borrower,  the Administrative Agent shall advise each
     Lender  submitting an Incremental  Commitment Notice of the amount and type of  such  Lender's  Commitment  in the  Incremental  Credit  Increase.  The
     Administrative  Agent may also notify other  financial  institutions to the
     extent  that  any  existing   Lender  declines  to  submit  an  Incremental
     Commitment  Notice.  Each existing  Lender or other  financial  institution participating  in the  Incremental  Credit  Increase,  the Borrower and the
     Administrative  Agent shall  execute and deliver an amendment to the Credit
     Agreement to evidence each such Lender's or other  financial  institution's
     Commitment  in the  Incremental  Credit  Increase  (and if  such  financial institution  is not an existing  Lender,  that such  financial  institution shall become a party to the Credit Agreement as a Lender), and after giving
     effect  to  the  Incremental  Credit  Increase,   reflecting  the  relative
     Commitments of all Lenders in the 364-Day  Revolving Loan Maximum Amount of
     Credit and in the Three-Year  Revolving  Loan Maximum Amount of Credit,  as
     the  case  may  be,  and  the  corresponding  adjustment  to  the  Lenders'
     respective  Percentage  Interests under Section 10.1 and the Register.  The
     obligations   of  the   Lenders  and  any  other   financial   institutions
     participating in the Incremental  Credit Increase to make the extensions of credit  pursuant to Section 2.1 shall also be subject to the  satisfaction, on or before the funding of the Incremental  Credit Increase of (a) each of the  conditions set forth in Section 5.2, (b) the execution and delivery by the Borrower of Revolving Notes to any financial  institutions that are not existing  Lenders  under the  Credit  Agreement,  (c) the  receipt of legal opinions satisfactory to the Administrative Agent in substantially the form delivered  pursuant to Section 5.1.6,  and (d) such other conditions as may be determined  by the  Administrative  Agent,  including the payment of any syndication  or  closing  fees  specified  by the  Administrative  Agent in connection with such  Incremental  Credit  Increase.  Upon such event,  the
     Lenders  and the  Borrower  shall  make any  necessary  arrangements  among themselves so that the 364-Day Revolving Loan and the Three-Year  Revolving
     Loan are held by the Lenders in accordance with their Percentage  Interests as then in effect.

3.   Interest; Eurodollar Pricing Options; Fees.

     3.1. Interest.  The Loan shall accrue and bear daily interest at a rate per annum which shall at all times equal the Applicable Rate. Prior to any stated or accelerated  maturity of the Loan,  the Borrower  will,  on each  Payment  Date, beginning on the first  Payment  Date after the initial  Closing  Date,  pay the accrued and unpaid  interest on the portion of the Loan which was not subject to a Eurodollar Pricing Option. On the last day of each Eurodollar  Interest Period or on any earlier  termination of any Eurodollar  Pricing  Option,  the Borrower
will pay the  accrued  and unpaid  interest on the portion of the Loan which was subject to the  Eurodollar  Pricing  Option which  expired or terminated on such date; provided,  however,  that if any Eurodollar Interest Period is longer than three months,  the Borrower will also pay the accrued and unpaid interest on the portion  of the Loan  subject  to the  Eurodollar  Pricing  Option  having  such
Eurodollar  Interest Period at three month intervals,  the first such payment to be made on the last  Banking Day of the three month  period  which begins on the first day of such  Eurodollar  Interest  Period.  On any  stated or  accelerated maturity of the Loan,  the Borrower will pay all accrued and unpaid  interest on the Loan,  including any accrued and unpaid interest on such portion of the Loan which is subject to a Eurodollar Pricing Option. In addition, the Borrower will, on demand,  pay daily interest on any overdue  installments of principal and, to the extent not  prohibited by  applicable  law, on any overdue  installments  of interest and fees owed under any Credit Document at a rate per annum which is at all  times  equal  to the sum of 2% plus the  highest  Applicable  Rate  then in effect.  All payments of interest  hereunder shall be made to the Administrative
Agent for the account of the Lenders in accordance with the Lenders'  respective
Percentage Interests.

     3.2. Eurodollar Pricing Options.

          3.2.1.  Eurodollar  Pricing  Options.  Subject  to all the  terms  and conditions  hereof and so long as no Default exists,  the Borrower may from time to time, by irrevocable  notice to the  Administrative  Agent received not  less  than  three  Banking  Days  prior  to  the  commencement  of the
     Eurodollar  Interest  Period  selected in such  notice,  elect to have such portion of the Loan as the Borrower  may specify in such notice  accrue and bear daily interest  during the Eurodollar  Interest  Period so selected at the Applicable  Rate computed on the basis of the Eurodollar  Rate. No such election shall become  effective if, prior to the  commencement of any such
     Eurodollar  Interest  Period,  the  Administrative  Agent  determines  that
     (a) the selecting or granting of the Eurodollar  Pricing Option in question would violate a Legal Requirement or  (b) Eurodollar  deposits in an amount equal to the portion of the Loan as to which such Eurodollar Pricing Option has been  selected  and which  have a term  corresponding  to the  proposed
     Eurodollar  Interest  Period are not readily  available  in the  inter-bank
     Eurodollar  market for delivery at any  Eurodollar  Office or, by reason of circumstances affecting such market, adequate and reasonable methods do not exist for  ascertaining  the interest rate  applicable to such deposits for the proposed Eurodollar Interest Period.

          3.2.2. Notice to Lenders and Borrower.  The Administrative  Agent will promptly inform each Lender (by telephone subsequently confirmed in writing or otherwise) of each notice  received by it from the Borrower  pursuant to
     Section 3.2.1,  including the Eurodollar  Interest Period specified in such notice.  Upon determination by the  Administrative  Agent of the Eurodollar
     Rate for such  Eurodollar  Interest Period or in the event no such election shall become effective,  the Administrative  Agent will promptly notify the
     Borrower and each Lender (by telephone subsequently confirmed in writing or otherwise)  of the  Eurodollar  Rate so determined or why such election did not become effective.

          3.2.3.  Selection of Eurodollar Interest Periods.  Eurodollar Interest
     Periods shall be selected so that:

               (a) The  minimum  portion of the Loan  subject to any  Eurodollar
          Pricing  Option  shall  be  $5,000,000  and an  integral  multiple  of
          $1,000,000;

               (b)  No  more  than  12  Eurodollar   Pricing  Options  shall  be
          outstanding at any one time; and

               (c) No Eurodollar  Interest Period with respect to any portion of the Loan  subject to a  Eurodollar  Pricing  Option shall expire later than the Final Maturity Date for such portion of the Loan.

          3.2.4.  Additional  Compensation.  If any portion of the Loan which is subject to a Eurodollar  Pricing Option is repaid,  or assigned pursuant to
     Sections 3.4.2 or 11.1, or any Eurodollar Pricing Option is terminated on a date  which is prior to the last  Banking  Day of the  Eurodollar  Interest
     Period applicable to such Eurodollar  Pricing Option, the Borrower will pay to the  Administrative  Agent for the account of each Lender, in accordance with the  Lenders'  respective  Percentage  Interests,  in  addition to any amounts of interest otherwise payable  hereunder,  an amount equal to daily interest for the unexpired  portion of such  Eurodollar  Interest Period on the  portion of the Loan so  repaid,  or as to which a  Eurodollar  Pricing
     Option was so terminated,  at a per annum rate equal to the excess, if any, of (a) the Eurodollar  Rate  calculated on the basis of the rate applicable to such Eurodollar Pricing Option minus (b) the rate of interest obtainable
     by  the   Administrative   Agent  upon  the  purchase  of  debt  securities
     customarily  issued by the Treasury of the United  States of America  which have a maturity date  approximating the last Banking Day of such Eurodollar
     Interest Period. For purposes of this Section 3.2.4,  if any portion of the
     Loan which was to have been subject to a Eurodollar  Pricing  Option is not outstanding on the first day of the Eurodollar  Interest Period  applicable to such  Eurodollar  Pricing  Option,  the Borrower shall be deemed to have terminated  such  Eurodollar  Pricing Option with respect to such principal amount.  The  determination by the  Administrative  Agent of such amount of interest shall, in the absence of manifest error, be conclusive.

          3.2.5.  Change in  Applicable  Laws,  Regulations,  etc.  If any Legal
     Requirement  shall prevent any Lender from funding or  maintaining  through the  purchase  or holding of  Eurodollar  deposits  any portion of the Loan subject to a Eurodollar  Pricing  Option or otherwise from giving effect to such Lender's  obligations as contemplated  hereby,  (a) the Administrative
     Agent may (and, upon the request of the affected  Lender,  shall) by notice to the Borrower  terminate all of the affected  Eurodollar Pricing Options,
     (b) the portion of the Loan subject to such terminated  Eurodollar  Pricing
     Options shall  immediately bear interest  thereafter at the Applicable Rate computed on the basis of the Base Rate and (c) the  Borrower shall make any payment required by Section 3.2.4.

          3.2.6. Funding Procedure. The Lenders may actually fund any portion of the Loan  subject to a  Eurodollar  Pricing  Option in any manner  they may choose in their discretion. Regardless of the manner selected by any of the
     Lenders to fund any  portion of the Loan  subject to a  Eurodollar  Pricing
     Option, however, all amounts payable hereunder, including the interest rate applicable  to any such portion of the Loan and the amounts  payable  under
     Sections 3.2.4,  3.4 and  3.5,  shall be  computed  as if each  Lender  had actually  funded such Lender's  Percentage  Interest in such portion of the
     Loan  through the  purchase of deposits in such amount with a maturity  the same as the Eurodollar  Interest  Period  relating  thereto and through the transfer  of such  deposits  from an office of the  Lender  having the same location  as the  applicable  Eurodollar  Office  to one of  such  Lender's offices in the United States of America.

     3.3. Commitment Fees. In consideration of the Lenders'  Commitments to make the extensions of credit provided for in Section 2, the Borrower will pay to the
Administrative  Agent for the account of the Lenders,  in accordance  with their respective  Percentage  Interests,  an amount equal to the applicable Commitment
Fee Rate on the  amount,  if any,  by which (a) (i) the  average  daily  364-Day
Revolving Loan Maximum Amount of Credit during the three-month period or portion thereof  ending on such date exceeds (ii) the average  daily  364-Day  Revolving
Loan and (b) (i) the average daily  Three-Year  Revolving Loan Maximum Amount of
Credit  during the  three-month  period or portion  thereof  ending on such date exceeds (ii) the average  daily  Three-Year  Revolving  Loan during such period.
Such commitment fees shall be payable quarterly in arrears on each Payment Date, and on the  date  of any  termination  of the  Commitments  prior  to the  Final
Maturity Date.

     3.4. Capital Adequacy; Regulatory Changes.

          3.4.1. Lender's Compensation. If any Lender shall have determined that
     (a) compliance by such Lender with any applicable law,  governmental  rule, regulation  or order  regarding  capital  adequacy of banks or bank holding
     companies,   or  any  interpretation  or  administration   thereof  by  any
     governmental authority,  central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender with any request or directive  regarding capital adequacy (whether or not having the force of law and  whether or not failure to comply  therewith  would be unlawful) of any such authority,  central bank or comparable agency, has or would  have the  effect of  reducing  the rate of  return on such  Lender's capital as a consequence of such Lender's obligations  hereunder to a level below that which such Lender  could have  achieved  but for such  adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy immediately before such compliance and assuming that such Lender's  capital was fully utilized prior to such compliance) by any amount  deemed by such Lender to be material,  or (b) any change in any
     Legal  Requirement  after the date hereof shall  directly or indirectly (i)
     reduce the amount of any sum  received  or  receivable  by such Lender with respect to the Loan, (ii) impose a cost on such Lender that is attributable to the making or maintaining  of, or such Lender's  commitment to make, its portion of the Loan, or (iii) require such Lender to make any payment on or calculated by reference to the gross amount of any amount  received by such
     Lender under any Credit  Document,  then, in the case of clause (a) or (b), upon  demand by the  Lender so  affected,  accompanied  by the  certificate referred to below,  the Borrower shall pay to such Lender from time to time as  specified  by such  Lender  such  additional  amounts  as  such  Lender determines  will be  sufficient  to fully  compensate  such Lender for such reduced return, reduction,  increased cost or payment, each such payment to be made within 90 days after  delivery of such notice.  A certificate of an officer of such  Lender  setting  forth the amount to be paid to it and the basis for computation  thereof  hereunder shall, in the absence of manifest error, be conclusive.  In determining such amount,  such Lender may use any reasonable averaging and attribution methods.

          3.4.2.  Substitution  or  Replacement  of Lender.  If any Lender shall demand  compensation  under  Section  3.4.1,  the  Borrower  shall  not  be obligated to make any payment  under Section 3.4.1 if, within 90 days after delivery of such demand:

               (a) The Borrower  shall have obtained a substitute  Lender (which may be one or  more of the  Lenders  and  which  shall  be  reasonably satisfactory to the  Administrative  Agent) to purchase the portion of the Loan then held by,  and to assume  the  Commitment  of, the Lender demanding  compensation.  Such substitution shall be consummated as an assignment,  with the  substitute  Lender  paying to the Lender  being replaced  the  amount  of  principal,  interest,  commitment  fees and facility fees  hereunder  owed to the Lender being  replaced,  accrued through the date of such  assignment,  and the Borrower  paying to the
          Lender  being  replaced all other Credit  Obligations  (including  any amounts due under  Section 3.2.4)  owed to the Lender being  replaced, accrued through the date of such assignment; or

               (b) The  Borrower  shall have (i) repaid to the Lender  demanding compensation its Percentage Interest of the Loan, without premium (but including any repayments  required by Section  3.2.4),  (ii) repaid to such  Lender  all other  amounts  required  by this  Agreement,  (iii)
          terminated  the Commitment of such Lender and (iv) reduced the 364-Day
          Revolving   Loan  Maximum  Amount  of  Credit  and/or  the  Three-Year
          Revolving Loan Maximum  Amount of Credit,  as the case may be, then in effect by the amount of such  Lender's  Commitment,  at which time the remaining Lenders' respective  Percentage  Interests shall be adjusted accordingly.

     3.5. Taxes.

               (a) If (i) any  Lender  shall be  subject  to any Tax or (ii) the
          Borrower shall be required to withhold or deduct any Tax, the Borrower will on demand by the Administrative Agent (which demand shall be made by the  Administrative  Agent upon  request by the  affected  Lender),
          accompanied  by  the  certificate   referred  to  below,  pay  to  the
          Administrative  Agent for such Lender's account such additional amount as is necessary to enable such Lender to receive on an after-Tax basis the  full  amount  of  all  payments  of  principal,  interest,  fees, expenses,  indemnities  and other amounts payable to such Lender under any Credit  Document.  Whenever Taxes must be withheld by the Borrower with respect to any payments of the Credit  Obligations,  the Borrower shall promptly furnish to the Administrative  Agent for the account of the  applicable  Lender  official  receipts  (to the  extent  that the relevant  governmental  authority  delivers such receipts)  evidencing payment of any such Taxes so withheld.  If the  Borrower  fails to pay any such Taxes when due or fails to remit to the Administrative  Agent for  the  account  of the  applicable  Lender  the  required  receipts evidencing  payment of any such Taxes so  withheld  or  deducted,  the
          Borrower shall indemnify the affected Lender for any incremental Taxes and interest or penalties  that may become payable by such Lender as a result of any such  failure.  Each Lender  agrees  that if,  after the payment by the  Borrower  of any such  additional  amount,  any amount identifiable as a part thereof is subsequently  recovered or used as a credit by such Lender, such Lender shall reimburse the Borrower to the extent of the amount so recovered or used. A certificate of an officer of such Lender setting forth the amount of such Tax or recovery or use and the basis therefor  shall,  in the absence of manifest  error,  be conclusive.

               (b) If any Lender is not  created or  organized  in, or under the laws of, the  United  States of  America  or any state  thereof,  such
          Lender shall  deliver to the Borrower and the Agent such duly executed forms and  statements  from time to time as may be  necessary  so that such Lender is entitled to receive payments of the Credit  Obligations payable to it without  deduction or  withholding  of any United States federal  income  taxes,  to the extent such  exemption is available to such  Lender.  If no such  exemption is available at the time a Lender becomes party to this Agreement or if at any time the Borrower and the
          Agent  have not  received  all forms  and  statements  (including  any renewals  thereof)  required to be provided by any Lender  pursuant to this paragraph  (b),  paragraph (a) above shall not apply with respect to any amount of United  States  federal  income taxes  required to be withheld from payments of the Credit Obligations to such Lender.

     3.6.  Fees Due Date.  If any payment of fees with respect to the Loan shall become due on any day which is not a Banking Day,  then such fees shall  instead be payable on the next succeeding Banking Day.

     3.7.  Computations of Interest.  For purposes of this  Agreement,  interest
(and any amount expressed as interest,  including  commitment fees under Section
3.3)  shall be  computed  on a daily  basis and (a) for any  portion of the Loan subject to a Eurodollar  Pricing Option,  on the basis of a 360-day year and (b)
for any other portion of the Loan, on the basis of a 365-day (or if  applicable, a 366-day) year.

     3.8.  Maximum  Lawful  Interest  Rate.  All Credit  Documents are expressly limited so that in no event,  including the  acceleration of the maturity of the
Credit  Obligations,  shall the  amount  paid or agreed to be paid in respect of interest on the Credit  Obligations (or fees or other amounts deemed payment for the use of funds) exceed the maximum permissible amount under applicable law, as in effect on the date hereof and as subsequently  amended or modified to allow a greater  amount of interest (or fees or other amounts deemed payment for the use of funds) to be paid under the Credit Documents. If for any reason the amount in respect of  interest  (or fees or other  amounts  deemed  payment for the use of funds) required by the Credit Documents exceeds such maximum permissible amount, the  obligation  to pay interest  under the Credit  Documents  (or fees or other amounts deemed payment for the use of funds) shall be  automatically  reduced to such maximum  permissible amount and any amounts in respect of interest (or fees or other amounts  deemed  payment for the use of funds)  previously  paid to the
Lenders in excess of such  maximum  permissible  amount  shall be  automatically applied to reduce the amount of the Loans.

4.   Payment.

     4.1. Payment at Maturity.  On the stated or any accelerated maturity of the
Revolving  Notes,  the  Borrower  will pay to the  Administrative  Agent for the account of each Lender an amount equal to the Loan then due,  together  with all accrued  and unpaid  interest  thereon  and all other  Credit  Obligations  then outstanding.

     4.2.  Mandatory  Prepayments.  If at any time the  364-Day  Revolving  Loan exceeds the 364-Day Revolving Loan Maximum Amount of Credit,  the Borrower shall within one Banking Day pay the amount of such excess to the Administrative Agent as a prepayment of the 364-Day  Revolving  Loan.  If at any time the  Three-Year
Revolving Loan exceeds the  Three-Year  Revolving Loan Maximum Amount of Credit,
the  Borrower  shall within one Banking Day pay the amount of such excess to the
Administrative Agent as a prepayment of the Three-Year Revolving Loan.

     4.3. Voluntary Prepayments of Loan. In addition to the prepayments required by Section  4.2, the Borrower may from time to time prepay all or any portion of the  Loan (in a  minimum  amount  of  $1,000,000  and an  integral  multiple  of
$1,000,000),  without premium (except as provided in Section 3.2.4  with respect to Eurodollar Pricing Options). The Borrower shall give the Administrative Agent at least one  Banking  Day's  prior  notice of its  intention  to prepay  (three
Banking Days' notice if any such portion of the Loan to be prepaid is subject to a  Eurodollar  Pricing  Option),  specifying  the  date of  payment,  the  total principal amount of the Loan to be paid on such date, the portion of the Loan to be paid (364-Day Revolving Loan or Three-Year  Revolving Loan) and the amount of interest to be paid with such prepayment.

     4.4.  Reborrowing.  The amounts of the Loan prepaid pursuant to Section 4.3 may be  reborrowed  from  time to  time  prior  to the  Final  Maturity  Date in accordance with Section 2.1.

     4.5.  Application of Payments.  Any prepayment of the Loan shall be applied
(pro rata in accordance with the Lenders' respective Percentage Interests) first to the portion of the Loan not then subject to Eurodollar Pricing Options,  then the balance of any such  prepayment  shall be applied to the portion of the Loan then  subject to  Eurodollar  Pricing  Options,  beginning  with the  Eurodollar
Interest Period with the earliest  expiration date and proceeding  thereafter in chronological  order  of  the  expiration  dates  of the  respective  Eurodollar
Interest  Periods,  together with any payments  required by Section  3.2.4.  All payments of principal  hereunder shall be made to the  Administrative  Agent for the  account  of  each  Lender,  in  accordance  with  the  Lenders'  respective
Percentage Interests.

     4.6.  Payment.  Notice of prepayment  having been given in accordance  with
Section 4.3,  and  whether or not  notice is given of  prepayments  pursuant  to
Section 4.2, the amount  specified to be prepaid shall become due and payable on the date specified for prepayment.

5.   Conditions to Extending Credit.

     5.1.  Conditions on Initial Closing Date. The obligations of the Lenders to make any  extension  of credit  pursuant  to Section 2.1 shall be subject to the satisfaction, on or before the initial Closing Date, of the conditions set forth in this Section 5.1, as well as the further conditions in Section 5.2:

          5.1.1. Revolving Notes. The Borrower shall have executed the Revolving
     Notes and delivered them to the Administrative Agent.

          5.1.2.  Subordination  Agreement.  Each  of the  Principal  Companies'
     Subsidiaries  and  Affiliates to which any of the Principal  Companies have any  Indebtedness  in  excess of  $5,000,000  shall  have duly  authorized, executed and  delivered to the  Administrative  Agent an agreement (as from time to time in  effect,  the  "Subordination  Agreement")  in the  form of
     Exhibit 5.1.2,  pursuant to which each such  Subsidiary or Affiliate  shall unconditionally  subordinate  any  Indebtedness  owed  to it by  any of the
     Principal Companies to the prior payment in full of the Credit Obligations.

          5.1.3.  Guarantee  Agreement.  Each of AFG and AFC Holding  shall have duly  authorized,  executed and  delivered to the  Administrative  Agent an agreement (as from time to time in effect,  the  "Guarantee  Agreement") in the form of Exhibit  5.1.3,  pursuant  to which AFG and AFC  Holding  shall jointly and severally  unconditionally guarantee the payment in full of the
     Credit Obligations.

          5.1.4.  Payment  of Fees.  The  Borrower  shall  have  paid to (a) the
     Administrative  Agent  the  fees  contemplated  by the  separate  agreement between the Borrower and the Administrative  Agent dated on or prior to the date  hereof,  and (b) the  Administrative  Agent  for the  account  of the
     Lenders,  in  accordance  with their  respective  Percentage  Interests,  a closing fee in the amounts  previously agreed to among the Borrower and the
     Lenders.

          5.1.5.  Termination of Prior Credit Agreement.  Contemporaneously with the  extension  of credit made on the initial  Closing  Date,  the Borrower shall have paid in full all principal,  interest and other accrued  amounts under the Prior Credit Agreement,  all commitments to extend further credit under the Prior Credit  Agreement  shall have been terminated and the Prior
     Credit   Agreement  shall  have  been  terminated   (except  for  indemnity
     provisions  which by their terms  survive  termination  of the Prior Credit
     Agreement).

          5.1.6.  Legal  Opinions.  The  Lenders  shall have  received  from the
     following  counsel,   hereby  authorized  and  directed  by  the  Principal
     Companies with respect to their  counsel,  their  respective  opinions with respect to the  transactions  contemplated by the Credit  Documents,  which opinions shall be in form and substance satisfactory to the Lenders:

               (a)  Keating,  Muething  &  Klekamp,  counsel  for the  Principal
          Companies; and

                    (b) Ropes & Gray,  special  counsel  for the  Administrative
                    Agent.

     5.2. Conditions to Each Extension of Credit. The obligations of the Lenders to make any  extension  of credit  pursuant to Section 2 shall be subject to the satisfaction, on or before the Closing Date for such extension of credit, of the conditions set forth in this Section 5.2.

          5.2.1.  Officer's  Certificate.  The representations and warranties of the Principal Companies contained in Section 7 shall be true and correct on and as of each  Closing  Date  with the same  force  and  effect  as though originally  made on and as of such  date;  no Default  shall  exist on such
     Closing Date or will exist after giving effect to the  requested  extension of credit;  as of such Closing Date, no Material  Adverse Change shall have occurred; and the Borrower shall have furnished to the Administrative Agent on such Closing Date a certificate to these effects,  in substantially  the form of Exhibit 5.2.1, signed by a Financial Officer of the Borrower.

          5.2.2. Legality,  etc. The making of the requested extension of credit shall not (a)  subject any Lender to any penalty or special tax (other than a Tax for which the Borrower has reimbursed the Lenders under Section 3.5),
     (b) be prohibited by any law or governmental order or regulation applicable to any Lender or (c) violate any voluntary credit restraint  program of the executive  branch of the  government of the United  States of America,  the
     Board of Governors of the Federal Reserve System or any other  governmental or  administrative  agency so long as any Lender  reasonably  believes that compliance therewith is in the best interests of such Lender.

          5.2.3. General. All legal and corporate proceedings in connection with the  transactions  contemplated  by this  Agreement  and each other  Credit
     Document shall be satisfactory in form and substance to the  Administrative
     Agent,  and the  Lenders  shall  have  received  copies  of all  documents, including records of corporate  proceedings and opinions of counsel,  which any Lender may have  reasonably  requested in  connection  therewith,  such documents  where  appropriate  to  be  certified  by  proper  corporate  or governmental authorities.

6.   General Covenants. Each of the Principal Companies covenant that, until all of the Credit  Obligations  shall have been paid in full and until the  Lenders'
Commitments to extend credit under this Agreement and any other Credit  Document shall have been irrevocably terminated,  each of the Principal Companies and its respective Subsidiaries will comply with the following provisions:

     6.1. Taxes and Other Charges; Accounts Payable.

          6.1.1.  Taxes and Other Charges.  Each of the Principal  Companies and
     its  Subsidiaries  will  duly  pay and  discharge,  or cause to be paid and discharged, before the same shall become in arrears, all taxes, assessments and other governmental charges imposed upon such Person and its properties, sales or activities,  or upon the income or profits  therefrom,  as well as all claims for labor,  materials  or supplies  which if unpaid might by law become a Lien upon any of its property;  provided,  however,  that any such tax, assessment, charge or claim need not be paid if the validity or amount thereof  shall  at the  time be  contested  in good  faith  by  appropriate proceedings  and if such Person shall,  in accordance  with GAAP,  have set aside on its books adequate  reserves with respect  thereto;  and provided, further, that each of the Principal Companies and its Subsidiaries will pay or bond all such taxes,  assessments,  charges or other governmental claims immediately  upon the  commencement  of  proceedings  to foreclose any Lien which may have  attached  as security  therefor  (except to the extent such proceedings have been dismissed or stayed).

          6.1.2.  Accounts  Payable.  Each of the  Principal  Companies  and its
     Subsidiaries  will promptly pay when due, or in conformity  with  customary trade terms,  all other  Indebtedness  incident to the  operations  of such
     Person;  provided,  however, that any such Indebtedness need not be paid if the validity or amount thereof shall at the time be contested in good faith by appropriate  proceedings  and if such Person shall,  in accordance  with
     GAAP, have set aside on its books adequate reserves with respect thereto.

     6.2. Conduct of Business, etc.

          6.2.1.  Types of Business.  Each of the  Principal  Companies  and its
     Subsidiaries  will engage in no businesses  other than the  businesses  now conducted by the Principal  Companies and their  Affiliates as described in the Annual  Report of AFG on Form 10-K for the fiscal  year ended  December
     31, 2001 and businesses reasonably related thereto.

          6.2.2. Maintenance of Properties.  Each of the Principal Companies and
     its Subsidiaries:

               (a) will keep its  properties  in such repair,  working order and condition, and will from time to time make such repairs, replacements, additions and improvements  thereto for the efficient operation of its businesses and will comply at all times in all material  respects with all  franchises,  licenses,  leases and other  material  agreements to which it is party so as to prevent any loss or  forfeiture  thereof or thereunder,  unless  compliance is at the time being contested in good faith by appropriate  proceedings or unless such losses or forfeitures have not resulted, or do not pose a material risk of resulting, in the aggregate in any Material Adverse Change; and

               (b) except to the extent  permitted  under Section 6.12,  will do all things  necessary  to  preserve,  renew and keep in full force and effect  and  in  good  standing  its  legal  existence  and  authority necessary to continue its business.

          6.2.3.  Statutory Compliance.  Each of the Principal Companies and its
     Subsidiaries  will  comply  in all  material  respects  with all  valid and applicable statutes, laws, ordinances,  zoning and building codes and other rules and  regulations  of the United States of America,  of the states and
     territories   thereof  and  their   counties,   municipalities   and  other
     subdivisions and of any foreign country or other  jurisdictions  applicable to such Person,  except  where  compliance  therewith  shall at the time be contested in good faith by  appropriate  proceedings or where failure so to comply has not resulted, or does not pose a material risk of resulting,  in the aggregate in any Material Adverse Change.

     6.3. Transactions with Affiliates.  None of the Principal Companies nor any of their  Subsidiaries  shall effect any transaction  with any Affiliate  (other than any of the  Principal  Companies or any of their  Subsidiaries)  on a basis less favorable to such Principal Company or Subsidiary than would be the case if such transaction had been effected with a non-Affiliate, other than transactions not involving more than $10,000,000 per year in the aggregate.

     6.4.  Insurance.  Each of the Principal Companies and its Subsidiaries will maintain  with  financially  sound and  reputable  insurers,  insurance  against hazards and risks and liability to persons and property to the extent and in the manner  customary  for  companies  in  similar  businesses  similarly  situated;
provided, however, that it may effect worker's compensation insurance or similar
coverage  with  respect  to  operations  in  any   particular   state  or  other
jurisdiction through an insurance fund operated by such state or jurisdiction or by meeting the self-insurance requirements of such state or jurisdiction.

     6.5. Financial Statements and Reports.  Each of the Principal Companies and
its Subsidiaries  will maintain a system of accounting in which full and correct
(in all material  respects) entries will be made of all transactions in relation to their  business and affairs in accordance  with GAAP.  The fiscal year of the
Principal Companies will end on December 31 in each year.

          6.5.1.  Annual  Reports.  The Principal  Companies will furnish to the
     Lenders as soon as available,  and in any event within  120 days  after the end of each fiscal year:

               (a) The Annual Reports of AFG and the Borrower as required by the
          Exchange Act on Form 10-K for such fiscal year.

               (b) The audited Consolidated  financial statements of AFG and its
          Subsidiaries and of the Borrower and its Subsidiaries as at the end of
          such fiscal year (all in reasonable detail), together with comparative figures for the preceding fiscal year.

               (c) Unqualified  reports of the present  independent  auditors of
          AFG and its Subsidiaries  (or other  independent  auditors  reasonably satisfactory  to the  Administrative  Agent),  containing  no material uncertainty,  to the effect that they have audited  such  Consolidated financial  statements in accordance with generally  accepted  auditing standards  and that such  Consolidated  financial  statements  present fairly, in all material  respects,  the financial  position of AFG and its  Subsidiaries  at the  dates  thereof  and the  results  of  their operations for the periods covered thereby in conformity with GAAP.

               (d) The statement of such  accountants that they have caused this
          Agreement  to be reviewed and that in the course of their audit of AFG and its  Subsidiaries no facts have come to their attention that cause them to believe that any Default  exists and in  particular  that they have no knowledge of any Default  under  Sections 6.6 through 6.14 or, if  such is not the  case,  specifying  such  Default  and the  nature thereof,  it being understood that the examination by such accountants cannot be relied upon to give such  accountants  knowledge of any such
          Default except as it relates to accounting or auditing  matters within the scope of their audit.

               (e) The internally  prepared  Consolidating  balance sheet of AFG and its  Subsidiaries and the  Consolidating  statement of earnings of
          AFG and its  Subsidiaries  for such  fiscal  year  (all in  reasonable detail).

               (f) A certificate  of a Financial  Officer of each of AFG and the
          Borrower to the effect that such officer has caused this  Agreement to be reviewed and has no  knowledge  of any Default,  or if such officer has such  knowledge,  specifying  such Default and the nature thereof, and what action AFG and the Borrower have taken, are taking or propose to take with respect thereto,  and stating what changes,  if any, have occurred in GAAP since the date of the financial  statements described in Section 7.2(a).

               (g) Computations by the Borrower demonstrating or specifying,  as the case may be, as of the close of such fiscal year,  compliance with
          Sections 6.6, 6.7.1, 6.8.2, 6.8.3 and 6.11.4.

               (h)  Supplements  to  Exhibits  7.1,  7.11 and 7.13  showing  any changes in the  information set forth in such Exhibits during the last quarter of such fiscal year,  each of which changes must be reasonably satisfactory  to the  Administrative  Agent, as well as any changes in the Charter, By-laws or incumbency of officers of any of the Principal
          Companies and their  Subsidiaries  from those previously  certified to the Administrative Agent.

          6.5.2.  Quarterly Reports. The Principal Companies will furnish to the
     Lenders as soon as  available  and, in any event,  within 60 days after the end of each of the first three fiscal quarters of AFG in each fiscal year:

               (a) The Quarterly  Reports of AFG and the Borrower as required by the Exchange Act on Form 10-Q for such fiscal quarter.

               (b) The internally prepared Consolidated  financial statements of
          AFG and its  Subsidiaries  and of the Borrower and its Subsidiaries as
          of the end of such  fiscal  quarter  and for the portion of the fiscal year then ending (all in reasonable detail), together with comparative figures for the same period in the preceding fiscal year.

               (c) The internally  prepared  Consolidating  balance sheet of AFG and its  Subsidiaries and the  Consolidating  statement of earnings of
          AFG and its  Subsidiaries for such fiscal quarter and for such portion of the fiscal year (all in reasonable detail).

               (d) A certificate  of a Financial  Officer of each of AFG and the
          Borrower to the effect that (i) such officer has caused this Agreement to be reviewed and has no knowledge of any Default, or if such officer has such knowledge, specifying such Default and the nature thereof and what action AFG and the Borrower have taken,  are taking or propose to take with respect thereto and (ii) such financial statements have been
          prepared  in  accordance   with  GAAP   (subject  to  year-end   audit
          adjustments and the addition of footnotes for interim  statements) and present fairly, in all material  respects,  the financial  position of
          AFG and its Subsidiaries and of the Borrower and its Subsidiaries,  as
          the case may be, covered  thereby at the dates thereof and the results of their operations for the periods covered thereby.

               (e) Computations by the Borrower demonstrating or specifying,  as the case may be,  as of the  close of such  quarter,  compliance  with
          Sections 6.6, 6.7.1, 6.8.2, 6.8.3 and 6.11.4.

               (f)  Supplements  to  Exhibits  7.1,  7.11 and 7.13  showing  any changes in the  information  set forth in such  Exhibits  during  such fiscal quarter, each of which changes must be reasonably  satisfactory to the  Administrative  Agent,  as well as any changes in the Charter,
          By-laws or incumbency  of officers of any of the  Principal  Companies
          and  their  Subsidiaries  from  those  previously   certified  to  the
          Administrative Agent.

          6.5.3.  Other  Reports.  The Principal  Companies  will furnish to the
     Lenders as soon as available copies of:

               (a) cash flow work sheets for the portion of the fiscal year then ended  or for  such  fiscal  year,  as  the  case  may  be  (including inter-company  transactions  involving cash and marketable securities)
          for AFG (all in reasonable detail); provided,  however, that such work sheets shall in any event be  furnished to the Lenders  within 90 days after the end of each of the first  three  fiscal  quarters of AFG and
          150 days after the end of each fiscal year of AFG;

               (b) all  quarterly  and annual  statutory  financial  statements, including all exhibits and schedules thereto,  registration statements and other reports of the  Insurance  Subsidiaries  and,  after the IPC
          IPO, IPC and its Subsidiaries; and

               (c) all  registration  statements,  proxy  statements,  financial statements and reports, including reports on Form 8-K, as may be filed
          with  the  Securities   and  Exchange   Commission  by  the  Principal
          Companies, as the Administrative Agent may request from time to time.

          6.5.4. Notice of Material Litigation;  Notice of Defaults. AFG and the
     Borrower will promptly  furnish to the Lenders  notice of the occurrence of any litigation or any administrative or arbitration proceeding to which any of the  Principal  Companies  or any of their  Subsidiaries  may  hereafter become a party  which may  involve  any  material  risk of  resulting  in a
     Material  Adverse Change or which questions the validity or  enforceability of any Credit Document.  Promptly upon acquiring knowledge thereof, AFG and the  Borrower  will notify the  Lenders of the  existence  of any  Default, specifying  the nature  thereof  and what action AFG and the  Borrower  has taken, is taking or proposes to take with respect thereto.

          6.5.5. ERISA Reports. AFG and the Borrower will:

               (a) Furnish  the Lenders  with a copy of any request for a waiver of the funding  standards or an extension of the  amortization  period required by sections  303 and 304 of ERISA or section 412 of the Code, promptly  after any ERISA Group  Member  submits  such  request to the
          Department of Labor or the Internal Revenue Service.

               (b) Notify the  Lenders of any  reportable  event (as  defined in section  4043 of ERISA),  unless the notice  requirement  with respect thereto has been waived by regulation,  promptly after any ERISA Group
          Member learns of such reportable event; and furnish the Lenders with a copy of the notice of such reportable  event required to be filed with the PBGC, promptly after such notice is required to be given.

               (c) Furnish the Lenders with a copy of any notice received by any
          ERISA  Group  Member  that the  PBGC  has  instituted  or  intends  to institute  proceedings  under  section 4042  of ERISA to terminate any
          Plan, or that any Multiemployer Plan is insolvent or in reorganization status under Title IV of ERISA, promptly after receipt of such notice.

               (d) Notify the Lenders of the  possibility of the  termination of any Plan by its  administrator  pursuant to section 4041 of ERISA,  as soon as any ERISA Group Member learns of such  possibility  and in any event prior to such  termination;  and furnish the Lenders with a copy of any  notice to the PBGC that a Plan is to be  terminated,  promptly after any ERISA Group Member files a copy of such notice.

               (e) Notify the Lenders of the intention of any ERISA Group Member to withdraw,  in whole or in part, from any  Multiemployer  Plan which may result in the incurrence by any of the Principal  Companies or any of their Subsidiaries of withdrawal liability in excess of $10,000,000 under  Subtitle  E of  Title  IV  of  ERISA,  or of  the  termination, insolvency or reorganization  status of any  Multiemployer  Plan under such  Subtitle E which may result in liability to any of the Principal
          Companies or any of their  Subsidiaries in excess of $10,000,000  and, upon any  Lender's  request  from time to time,  of the  extent of the liability,  if any, of such Person as a result of such withdrawal,  to the best of such Person's knowledge at such time.

          6.5.6.  Other  Information.  From  time to time  upon  request  of any authorized  officer of any  Lender,  AFG will  furnish to such  Lender such other information  regarding the business,  affairs and financial condition of any of the  Principal  Companies  or any of their  Subsidiaries  as such officer may  reasonably  request.  The  Administrative  Agent's  authorized officers and  representatives  shall have the right during normal  business hours to examine the books and records of any of the Principal Companies or any of their  Subsidiaries,  to make copies,  notes and abstracts therefrom and to make an independent  examination  of its books and records,  for the purpose of verifying  the  accuracy of the reports  delivered by any of the
     Principal  Companies or any of their Subsidiaries  pursuant to this Section
     6.5 or otherwise and ascertaining compliance with this Agreement.

     6.6. Certain Financial Tests.

          6.6.1.  Net Worth. On the last day of each fiscal  quarter,  Net Worth shall be equal to or greater than $1,300,000,000;  provided,  however, that commencing  on January 1, 2003 and on the first day of each fiscal  quarter of AFG  thereafter,  such  minimum  dollar  amount then in effect  shall be increased  by an  amount  equal to the  excess,  if any,  of (a) 50% of Net
     Income for the fiscal  quarter of AFG then most  recently  ended  minus (b)
     cash dividends actually paid by AFG during such fiscal quarter.

          6.6.2. GAIC Statutory Surplus. On the last day of each fiscal quarter,
     AFG will cause GAIC to  maintain  its  "surplus  as regards  policyholders"
     (currently  line  32,  page  3 in the  National  Association  of  Insurance
     Commissioners form of statutory annual financial statement) (as computed by the  applicable  Insurance  Authorities  in Ohio) in an amount  equal to or greater than $850,000,000; provided, however, that commencing on January 1,
     2003 and on the first day of each fiscal  quarter of AFG  thereafter,  such minimum  dollar amount then in effect shall be increased by an amount equal to the excess, if any, of (a) 50% of "statutory net income" (currently line
     19, page 4 in the National  Association of Insurance  Commissioners form of statutory  annual  financial  statement)  (as  computed  by the  applicable
     Insurance  Authorities in Ohio) of GAIC minus (b) cash  dividends  actually paid by GAIC during such fiscal quarter.

          6.6.3.  Minimum GAIC Risk Based Capital Ratio. On the last day of each fiscal  quarter,  AFG will cause GAIC to  maintain  a "risk  based  capital ratio" (as defined by the National Association of Insurance  Commissioners)
     equal to or greater than 275%.

          6.6.4.  Maximum Dividends to Interest and Dividend  Charges.  For each period of four consecutive fiscal quarters of AFG:

               (a) the greatest of:

                    (i) 10% of  "surplus  as regards  policyholders"  (currently line  32,  page  3  in  the  National  Association  of  Insurance
               Commissioners  form of statutory annual  financial  statement)(as
               computed  by  the  applicable   Insurance   Authorities)  of  the
               Insurance  Subsidiaries owned directly by the Borrower or another
               Holding Company as of the end of the then most recently completed fiscal year of AFG,

                    (ii) 100% of the "statutory net income"  (currently line 19, page 4 in the National  Association  of  Insurance  Commissioners
               form of statutory annual financial statement) (as computed by the applicable Insurance  Authorities) of the Insurance  Subsidiaries
               owned directly by the Borrower or another Holding Company for the then most recently completed fiscal year of AFG or

                    (iii) the  amount  of cash  dividends  actually  paid by the
               Insurance  Subsidiaries  and received by the Borrower during such period of four consecutive fiscal quarters, shall exceed

               (b) 200% of Interest and Dividend Charges for such period of four consecutive fiscal quarters.

          6.6.5.  Ratio of  Earnings to Fixed  Charges.  For each period of four consecutive  fiscal  quarters  of AFG,  AFG's  "earnings"  (as  computed in accordance  with section  503(d) of Regulation SK under the  Securities Act and as applied in exhibit 12 to AFG's 2001 Form 10-K) shall equal or exceed
     150% of AFG's  "fixed  charges"  (as  computed in  accordance  with section
     503(d) of Regulation SK under the  Securities Act and as applied in exhibit
     12 to AFG's 2001 Form 10-K).

     6.7. Restrictions on Indebtedness.

          6.7.1.  Indebtedness.  On the last day of each fiscal  quarter,  Total
     Financing Debt shall not exceed 36% of Total Capitalization.

          6.7.2. Additional Debt Subordination.  None of the Principal Companies
     shall create,  incur,  suffer or permit to exist any  Indebtedness  of such
     Principal  Company to any Affiliate of such  Principal  Company  except (a)
     Indebtedness  which is subordinated on terms  substantially  similar to the manner in which such Principal Company's  Indebtedness to its Affiliates is subordinated under the Subordination Agreement, and (b) public Indebtedness held from time to time by an Affiliate,  and (c) Indebtedness  evidenced by the Subordinated Debentures and the Capital Trust Securities.

     6.8.  Restrictions  on Liens.  None of the  Principal  Companies nor any of
their Subsidiaries shall create, incur or enter into, or suffer to be created or incurred or to exist, any Lien except the following:

          6.8.1. Any Liens from time to time securing the Credit Obligations.

          6.8.2.   Liens  on  assets  of  the  Principal   Companies  and  their
     Subsidiaries  (other than the stock of GAIC),  so long as no Default exists either  before or  immediately  after giving effect to the creation of such security  interests;  provided,  however,  that  the  aggregate  amount  of
     Indebtedness of the Principal  Companies at any one time outstanding  which is secured by the Liens  permitted under Sections 6.8.2 and 6.8.3 shall not exceed $25,000,000.

          6.8.3. Purchase money Liens (including  mortgages,  conditional sales,
     Capitalized  Leases and any other  title  retention  or  deferred  purchase devices)  on  property of any of the  Principal  Companies  or any of their
     Subsidiaries  existing or created at the time of acquisition  thereof,  and the extension and refunding of any such Lien in an amount not exceeding the amount  thereof  remaining  unpaid  immediately  prior to such extension or refunding; provided, however, that (a) the principal amount of Indebtedness
     (including  Indebtedness  in  respect  of  Capitalized  Lease  Obligations)
     secured by each such security  interest in each item of property  shall not exceed the fair  market  value  (including  all such  Indebtedness  secured thereby,  whether or not assumed) of the item  subject  thereto and (b) the aggregate amount of Indebtedness of the Principal Companies at any one time outstanding  which is secured by the Liens  permitted  under Sections 6.8.2 and 6.8.3 shall not exceed $25,000,000.

     6.9. Restrictions on Distributions. None of the Principal Companies nor any
of their Subsidiaries shall make any Distribution  unless no Default exists both before and immediately  after giving effect to such  Distribution on a pro forma basis.  Notwithstanding  the  foregoing,  regardless  of whether a Default  then exists, (a) AFG and AFC Holding may make Distributions to the Borrower,  (b) any
Subsidiary of AFG (other than the Borrower) may make Distributions to any of the
Principal  Companies or any of their  Subsidiaries and (c) the Borrower may make
Distributions  to AFG and AFC Holding,  provided  that neither such Person shall have outstanding at such time any Financing Debt.

     6.10. Restrictions on Investments.  None of the Principal Companies nor any
of their  Subsidiaries  shall make any Investment  unless no Default exists both before and  immediately  after giving  effect to such  Investment on a pro forma basis.  Notwithstanding the foregoing,  if a Default shall exist (a) AFG and AFC
Holding may make  Investments in the Borrower,  (b) any Subsidiary of AFG (other than the Borrower) may make Investments in any of the Principal Companies or any of their  Subsidiaries  and (c) the Borrower may make Investments in AFG and AFC
Holding,  provided that neither such Person shall have  outstanding at such time any Financing Debt.

     6.11.  Merger,  Consolidation  and Sale of  Assets.  None of the  Principal
Companies  nor any of their  Subsidiaries  will  become  party to any  merger or consolidation or sell, sell and lease back, lease, sublease or otherwise dispose of any assets,  except  that,  so long as  immediately  before and after  giving effect thereto no Default shall exist:

          6.11.1.  AFG may become party to any merger or  consolidation of which
     AFG is the surviving or resulting Person if, after giving effect thereto:

               (a) AFG  continues  to own  directly  or  indirectly  100% of the voting common stock of the Borrower,

               (b) AFG or the Borrower  continues to own directly or  indirectly
          100% of the voting common stock of GAIC, and

               (c) AFG demonstrates to the Administrative  Agent, on a pro forma basis  immediately  after giving  effect to the  consummation  of such transaction, compliance with Sections 6.6 and 6.7.

     Notwithstanding  the  foregoing,  AFG  may  become  party  to a  merger  or consolidation  in which AFG is not the surviving or resulting Person if the surviving or resulting Person is AFC Holding or the Borrower.

          6.11.2.  Any Subsidiary of the Principal  Companies may be merged into or consolidated with, or may sell, lease or otherwise dispose of any of its assets to, any of the  Principal  Companies or any other  Subsidiary of the
     Principal Companies; provided, however, that:

               (a) in any such merger or  consolidation  involving the Borrower, either the Borrower or AFG shall be the surviving or resulting  Person and if AFG is the  surviving  corporation,  AFG and  its  Subsidiaries shall execute and deliver such documents and take such other action as the Administrative  Agent may reasonably request to reflect the change in the borrowing structure hereunder

               (b) in any such  merger or  consolidation  involving  GAIC,  GAIC shall be the surviving or resulting Person and

               (c) in any such merger or consolidation involving the combination of one Insurance Subsidiary with any other Insurance  Subsidiary,  the maximum  amount of  statutory  dividends  payable by the  surviving or resulting  Person in the year  following  completion of such merger or consolidation  shall  be at  least  90% of  the  amount  of  statutory dividends payable by such constituent  Persons in the year immediately prior to such merger or consolidation.

          6.11.3.  Any of the  Principal  Companies and their  Subsidiaries  may dispose of assets in the  ordinary  course of  business  that are no longer used or useful in such business.

          6.11.4. Any of the Principal Companies and their Subsidiaries may from time to time sell or dispose of assets (other than stock of GAIC or IPC) on arm's length terms; provided, however, that:

               (a) the net book value,  determined in  accordance  with GAAP, of the assets sold pursuant to this Section 6.11.5  shall not exceed on a cumulative  basis 15% of the net book  value of all  assets of AFG and its Subsidiaries as of December 31, 2001 (excluding IPC on a pro forma basis from and after the IPC IPO), provided that, for purposes of this clause  (a),  the net book value of assets  sold shall not include (i)
          sales and  dispositions  of assets among the  Principal  Companies and their  Subsidiaries,  (ii) sales and  dispositions of portfolio assets among the Principal Companies and their Subsidiaries,  and (iii) sales and  dispositions of portfolio  assets of the Principal  Companies and their Subsidiaries in the ordinary course of business and

               (b) the assets sold  pursuant to this  Section  6.11.5  shall not have contributed revenue, determined in accordance with GAAP, over the period of four fiscal quarters prior to the respective sales exceeding
          15% of the  revenue of AFG and its  Subsidiaries  for the four  fiscal quarters ended  December 31, 2001  (excluding IPC on a pro forma basis from and after the IPC IPO).

     6.12. Issuance of Equity by Subsidiaries; Subsidiary Distributions.

          6.12.1.  Issuance of Equity by Subsidiaries.  The Subsidiaries of AFG,
     including  American Financial Capital Trust I or any other trust or similar entity to which the Principal  Companies or any of their  Subsidiaries have issued or may issue  Subordinated  Debentures,  shall not issue or sell any shares of their  capital  stock or other  evidence of equity or  beneficial ownership  other than (a) shares  issued to the Company or any wholly owned
     Subsidiary of the Company and (b) Capital  Trust  Securities so long as the amount of the aggregate  issuance prices of Capital Trust Securities at any one time outstanding shall not exceed $242,000,000.

          6.12.2. No Restrictions on Subsidiary  Distributions.  Except for this
     Agreement  and the other  Credit  Documents,  neither  the  Company nor any
     Subsidiary  shall  enter  into  or be  bound  by any  agreement  (including covenants  requiring the  maintenance of specified  amounts of net worth or
     working   capital)   restricting  the  right  of  any  Subsidiary  to  make
     Distributions  or  extensions  of  credit  to  the  Borrower  (directly  or indirectly through another Subsidiary).

     6.13.  Negative  Pledge  Clauses.  Neither AFG nor any of its  Subsidiaries
shall enter into any  agreement,  instrument,  deed or lease which  prohibits or limits the ability of AFG or any of its Subsidiaries to create, incur, assume or suffer  to exist  any Lien upon any of their  respective  properties,  assets or revenues,  whether now owned or hereafter acquired,  or which requires the grant of any  collateral  for such  obligation  if  collateral  is granted for another obligation, except the following:

          6.13.1. This Agreement and the other Credit Documents.

          6.13.2.  Covenants in documents  creating Liens  permitted by Sections
     6.8.2 and 6.8.3 prohibiting further Liens on the assets encumbered thereby.

     6.14. Compliance with ERISA. Each of the Principal Companies will cause all
ERISA Group Members to meet all minimum funding requirements  applicable to them with respect to any Plan pursuant to  section 302 of ERISA or section 412 of the
Code, without giving effect to any waivers of such requirements or extensions of the related amortization periods which may be granted. Each Plan maintained from time to time will be a qualified  plan under section 401(a) of the Code and will comply  in all  material  respects  with the  provisions  of ERISA  and the Code applicable to each Plan. At no time shall the  Accumulated  Benefit  Obligations under any Plan that is not a Multiemployer  Plan exceed the fair market value of the assets of such Plan allocable to such benefits by more than $10,000,000.

     6.15.  Compliance with Environmental  Laws. Each of the Principal Companies will,  and will cause each of its  Subsidiaries  to use and  operate  all of its facilities and properties in material  compliance with all  Environmental  Laws,
keep  all  necessary  permits,  approvals,  certificates,   licenses  and  other
authorizations  relating  to  environmental  matters  in  effect  and  remain in material compliance therewith.

7.    Representations and  Warranties.  In order to induce the Lenders to extend credit to the Borrower  hereunder,  each of the Principal  Companies jointly and severally represents and warrants that:

     7.1. Organization and Business.

          7.1.1. The Principal  Companies.  Each of the Principal Companies is a
     duly organized and validly existing corporation, in good standing under the laws of the  State of Ohio,  with all  power and  authority,  corporate  or otherwise,  necessary to (a) enter into and perform this Agreement and each other  Credit  Document  to  which  it is  party,  and in the  case  of the
     Borrower,  to make any borrowings  hereunder and (b) own its properties and carry on the business now conducted or proposed to be conducted by it. Each of the  Principal  Companies  has taken all  corporate  action  required to execute,  deliver and perform this Agreement and each other Credit Document to  which  it is  party  and in the  case  of the  Borrower,  to  make  any borrowings  hereunder.  Certified copies of the Charter and By-laws of each
     of  the  Principal   Companies  have  been  previously   delivered  to  the
     Administrative Agent and are correct and complete.

          7.1.2. Subsidiaries. Exhibit 7.1, as supplemented from time to time in accordance with Sections 6.4.1 and 6.4.2, sets forth the name, jurisdiction of  organization  and ownership of each of AFG's  Subsidiaries  whose total assets (after intercompany  eliminations) exceed 10% of the total assets of
     AFG and its  Subsidiaries  Consolidated  as of the end of the most recently completed fiscal year. Each such Subsidiary is a duly organized and validly existing  corporation,  in good standing under the laws of the jurisdiction of its incorporation, with all power and authority, corporate or otherwise, necessary to own its  properties and carry on the business now conducted or proposed to be conducted by it.

          7.1.3.   Qualification.   Except  as  set  forth  on  Exhibit 7.1,  as
     supplemented from time to time in accordance with Sections 6.4.1 and 6.4.2, each of the Principal  Companies and its  Subsidiaries  is duly and legally qualified to do business as a foreign  corporation  and is in good standing in each state or jurisdiction in which such  qualification  is required and is duly  authorized,  qualified and licensed  under all laws,  regulations, ordinances or orders of public authorities,  or otherwise,  to carry on its business in the places and in the manner in which it is  conducted,  except for failures to be so qualified,  authorized or licensed which would not in the  aggregate  result,  or create a  material  risk of  resulting,  in any
     Material Adverse Change.

     7.2.  Financial   Statements  and  Other  Information.   The  Borrower  has
previously furnished to the Lenders copies of the following:

          (a)  The  audited  Consolidated  financial  statements  of AFG and the
     Borrower  and  their  respective  Subsidiaries  as at  December  31,  2001, accompanied  by  reports  of each of AFG's and the  Borrower's  independent auditors;

          (b) The Annual  Reports of each of AFG and the  Borrower  on Form 10-K for the fiscal year ended December 31, 2001 (the "2001 Form 10-K");

          (c) The Quarterly Reports of each of AFG and the Borrower on Form 10-Q for the fiscal quarter ended June 30, 2002; and

          (d) The June 30, 2002  quarterly  and March 31, 2002 annual  statutory financial statements of GAIC, RICA, ACC, IIC and WIC.

          (e) The  Registration  Statement  on Form  S-1  filed  by IPC with the
     Securities  Exchange  Commission on October 9, 2002 (the "IPC  Registration
     Statement").

          The financial statements (including the notes  thereto) referred to in clauses (a), (b) and (c) above have been prepared in accordance  with GAAP, and the financial  statements  (including the notes thereto) referred to in clause (d) above have been prepared in accordance with applicable statutory accounting  principles (in each case, subject to year-end audit adjustments and the absence of  footnotes  for interim  statements)  and the  financial statements  (including the notes  thereto)  referred to in clauses (a), (b)
     and (c) above fairly present the financial condition of the Persons covered thereby at the dates  thereof and the results of their  operations  for the periods covered thereby, and the financial statements  (including the notes thereto) referred to in clause (d) above present the financial condition of the Persons  covered  thereby at the dates thereof and the results of their operations for the periods  covered  thereby in compliance  with applicable statutory regulations and guidelines.  Neither AFG, the Borrower nor any of their Subsidiaries has any known material contingent  liabilities which are not referred to in said financial statements or in the notes thereto.

          The 2001 Form 10-K  (including  all of the  financial  statements  and schedules  included  therein) contains all information which is required to be stated therein in accordance  with the Exchange Act, and conforms in all material respects to the requirements  thereof;  and the 2001 Form 10-K did not when filed  include any untrue  statement of a material fact or omit to state a  material  fact  which was  required  to be stated  therein  or was necessary to make the statements therein not misleading in the light of the circumstances in which they were made.

          The  IPC  Registration  Statement  (including  all  of  the  financial statements and schedules  included  therein) contains all information which is  required  to be  stated  in a  preliminary  registration  statement  in accordance  with the  Securities  Act and,  as a  preliminary  registration statement,  conforms in all material respects to the requirements  thereof.
     The IPC  Registration  Statement  did not when  filed  include  any  untrue statement  of a material  fact or omit to state a  material  fact which was required  to be stated  therein  or was  necessary  to make the  statements therein not misleading in the light of the circumstances in which they were made,  including the circumstance  that the IPC  Registration  Statement is only a preliminary  registration statement still subject to comments by the
     Securities and Exchange Commission staff.

     7.3.  Licenses,  etc. Each of the Principal  Companies and its Subsidiaries
has all trademarks,  trademark rights,  trade names, trade name rights,  service marks, service mark rights, copyrights,  licenses,  permits,  authorizations and other rights,  as are necessary for the conduct of their respective  businesses.
All of the  foregoing  are in full force and effect,  and each of the  Principal
Companies and its  Subsidiaries is in substantial  compliance  without any known conflict  with the valid rights of or by others which could result in a Material
Adverse Change.

     7.4.  Changes in Condition.  Since  December 31, 2001, no Material  Adverse
Change has occurred, and, except as previously disclosed to the Lenders, none of the  Principal  Companies  nor any of their  Subsidiaries  has entered  into any material transaction outside the ordinary course of business.

     7.5. Title to Assets.  Each of the Principal Companies and its Subsidiaries
has  good  and  marketable  title  to all  assets  necessary  for or used in the operations  of their  businesses as now conducted or proposed to be conducted by them and reflected in the most recent  balance sheet  referred to in Section 7.2
(or the  balance  sheet most  recently  furnished  to the  Lenders  pursuant  to
Section 6.5.1  or 6.5.2),  and to all assets acquired  subsequent to the date of such balance  sheet,  subject to no Liens except for those  permitted by Section
6.8.

     7.6. Litigation.  Except for the Green asbestosis  litigation to the extent described in the 2001 Form 10-K and subsequent Form 10-Q reports  referred to in
Section 7.2, no litigation,  at law or in equity,  or any proceeding  before any federal,  state,  provincial or municipal court,  board or other governmental or administrative agency or any arbitrator is pending or to the knowledge of any of the Principal  Companies  threatened  which may involve any material risk of any final  judgment or liability  not  adequately  covered by insurance or which may otherwise result in any Material Adverse Change, or which questions the validity or enforceability of any Credit Document.  No judgment,  decree, or order of any federal,  state,  provincial or municipal court,  board or other governmental or administrative agency or arbitrator has been issued against any of the Principal
Companies or any of their Subsidiaries  which has resulted,  or poses a material risk of resulting in, any Material Adverse Change.

     7.7. Tax Returns.  Each of the Principal Companies and its Subsidiaries has
filed all tax  returns  which are  required  to be filed and have paid,  or made adequate  provision  for the  payment of, all taxes which have or may become due pursuant to said returns or to assessments received.  The federal tax returns of each of the Principal  Companies for which the applicable  period of limitations have not expired have not been audited by the Internal Revenue Service.  None of the Principal  Companies knows of any material  additional  assessments or basis therefor.  Each of the Principal  Companies has made adequate  provision for all current taxes,  and in the opinion of the Principal  Companies there will not be any  material  additional  assessments  for  any  fiscal  periods  prior  to and including  the fiscal  year ended  December  31,  2001 in excess of the  amounts reserved therefor in the balance sheet as at such date.

     7.8.  Enforceability;  No  Legal  Obstacle  to  Agreements.  Each  of  this
Agreement,  the Revolving  Notes and each other Credit  Document to which any of the  Principal  Companies  or any of their  Subsidiaries  is party is the legal, valid  and  binding  obligation  of  such  Person,  enforceable  against  it  in accordance with its terms.  Neither the execution and delivery of this Agreement or any other Credit  Document,  nor, in the case of the Borrower,  the making of any borrowings hereunder, nor the consummation of any transaction referred to in or  contemplated  by  this  Agreement  or any  other  Credit  Document,  nor the fulfillment  of  the  terms  hereof  or  thereof  or  of  any  other  agreement, instrument,  deed or lease  referred to in this  Agreement  or any other  Credit
Document, has constituted or resulted, or will constitute or result in:

          (a) any breach or  termination  of the  provisions  of any  agreement, instrument, deed or lease to which any of the Principal Companies or any of their Subsidiaries is a party or by which it is bound resulting or creating a material risk of resulting in any Material Adverse Change or challenge to the validity or enforceability of any Credit Document, or any breach of the
     Charter  or  By-laws  of any of the  Principal  Companies  or any of  their
     Subsidiaries;

          (b)  the  violation  of  any  law,   statute,   judgment,   decree  or
     governmental  order, rule or regulation  applicable to any of the Principal
     Companies  or any of their  Subsidiaries  resulting  or creating a material risk of  resulting  in any  Material  Adverse  Change  or  challenging  the validity or enforceability of any Credit Document;

          (c) the creation under any agreement, instrument, deed or lease of any
     Lien (other than Liens  permitted by the Credit  Documents) upon any of the assets of any of the Principal Companies or any of their Subsidiaries; or

          (d) any redemption,  retirement or other repurchase  obligation of any of the Principal  Companies or any of their Subsidiaries under any Charter,
     By-law, agreement, instrument, deed or lease.

     No approval,  authorization or other action by, or declaration to or filing with,  any  governmental  or  administrative  authority or any other Person
     (including Insurance Authorities) is required to be obtained or made by any of the Principal  Companies or any of their Subsidiaries in connection with the  execution,  delivery and  performance  of this  Agreement or any other
     Credit Document,  the transactions  contemplated  hereby or thereby, in the case of the Borrower,  the making of any borrowing hereunder or thereunder, or the validity or enforceability of any Credit Document.

     7.9.  Defaults.   None  of  the  Principal   Companies  nor  any  of  their
Subsidiaries  is in default  under any provision of its Charter or By-laws or of this Agreement or any other Credit Document. None of the Principal Companies nor any of their  Subsidiaries  is in default under any provision of any  agreement, instrument, deed or lease to which it is party or by which it or its property is bound, or has violated any law, judgment,  decree or governmental order, rule or regulation,  so as to  result,  or pose a  material  risk of  resulting,  in any
Material Adverse Change.

     7.10.  Burdensome  Obligations.  None of the Principal Companies nor any of
their  Subsidiaries is party to or bound by any agreement,  instrument,  deed or lease or is subject to any Charter,  By-law or other  restriction  which, in the opinion of such Principal Company's  management,  is so unusual or burdensome as in the foreseeable future to result, or pose a material risk of resulting,  in a
Material  Adverse  Change.  Except for the Green  asbestosis  litigation  to the extent described in the 2001 Form 10-K and subsequent Form 10-Q reports referred to in Section 7.2, none of the Principal  Companies  presently  anticipates that future  expenditures of such Principal  Company and its  Subsidiaries  needed to meet  the  provisions  of any  federal  or  state  statutes,  orders,  rules  or regulations  will be so  burdensome  as to result,  or pose a  material  risk of resulting, in a Material Adverse Change.

     7.11.  Pension  Plans.  Each  Plan  maintained  by  each  of the  Principal
Companies  or  any  ERISA  Group  Member  is in  material  compliance  with  the applicable  provisions  of ERISA  and the Code.  Except as set forth on  Exhibit
7.11,  none of the  Principal  Companies  nor any ERISA Group Member  maintains, contributes to, or participates in any Plan that is a "defined  benefit plan" as defined in ERISA,  or is a Multiemployer  Plan. Each of the Principal  Companies
and each ERISA Group Member has met all of the funding  standards  applicable to such Plans,  and no event or condition exists which would permit the institution of  proceedings  to terminate any Plan under section 4042 of ERISA.  The current value of the Accumulated  Benefit  Obligations  under each of the Plans does not exceed the current  value of such Plans'  assets  allocable to such  benefits by more than $1,000,000.

     7.12.  Government  Regulation.  None of the Principal  Companies nor any of
their Subsidiaries, nor any Person controlling any of the Principal Companies or any of their  Subsidiaries  or under common  control  with any of the  Principal
Companies or any of their Subsidiaries is subject to regulation under the Public
Utility  Holding  Company  Act of 1935,  the  Federal  Power  Act of  1935,  the
Investment  Company Act of 1940, the  Interstate  Commerce Act or any statute or regulation  which  regulates the incurring by any of the Principal  Companies of
Financing Debt as contemplated by this Agreement and the other Credit Documents.
Various aspects of the business  conducted by the Principal  Companies and their
Subsidiaries,  including the nature of the services required to be furnished and the rates  that may be  charged  therefor,  are  subject  to  regulation  by the
Superintendent  of Insurance of the State of Ohio and by similar  authorities in other  jurisdictions  in which the Principal  Companies  and their  Subsidiaries conduct business.

     7.13. Environmental Regulation.  Except as set forth in Exhibit 7.13 and to the best of the Principal  Companies'  knowledge,  there have been no past,  and there are no pending or threatened (a) claims,  complaints,  notices or requests for  information  received  by any of the  Principal  Companies  or any of their
Subsidiaries  with  respect to any alleged  violation of any  Environmental  Law that,  singly  or in the  aggregate,  have  resulted  in, or may  reasonably  be expected to result in, any Material Adverse Change,  or (b) complaints,  notices or inquiries  to any of the  Principal  Companies  or any of their  Subsidiaries regarding potential liability under any Environmental Law that, singly or in the aggregate,  have  resulted in, or may  reasonably  be expected to result in, any
Material Adverse Change.

     7.14.  Disclosure.  Neither this Agreement nor any other Credit Document to be furnished to the Lenders by or on behalf of any of the Principal Companies or any of their  Subsidiaries  in  connection  with the  transactions  contemplated hereby or by such Credit Document contains any untrue statement of material fact or omits to state a  material  fact  necessary  in order to make the  statements contained herein or therein not misleading in light of the  circumstances  under which  they  were  made.  No  fact is  actually  known  to any of the  Principal
Companies  which has resulted,  or in the future (so far as any of the Principal
Companies  can  reasonably  foresee)  will result,  or poses a material  risk of resulting,  in any Material Adverse Change, except to the extent that present or future general economic conditions may result in a Material Adverse Change.

8.   Defaults.

     8.1.  Events of Default.  The  following  events are herein  referred to as
"Events of Default":

          8.1.1. Payment. The Borrower shall fail to make any payment in respect of: (a) interest on any of the Credit  Obligations as the same shall become due and  payable  and such  failure  shall  continue  for a period  of five
     Banking Days,  (b) any fee or any expense or indemnity in respect of any of the Credit  Obligations  as the same shall  become due and payable and such failure  shall  continue  for a period of five  Banking  Days after  notice thereof by the Administrative  Agent to the Borrower (which notice shall be given upon the request of the Required Majority Lenders),  or (c) principal of any of the Credit  Obligations as the same shall become due,  whether at maturity or by acceleration or otherwise.

          8.1.2. Designated Covenants.  Any of the Principal Companies or any of
     their  Subsidiaries  shall fail to perform or observe any of the provisions of Sections 6.6 through 6.15 to be performed or observed by such Person.

          8.1.3.  General  Covenants.  Any of the Principal  Companies or any of
     their  Subsidiaries  shall fail to perform or observe  any other  covenant, agreement  or  provision  to be  performed or observed by such Person under this Agreement or any other Credit Document,  and such failure shall not be rectified or cured to the written  satisfaction  of the  Required  Majority
     Lenders within 20 days after notice thereof by the Administrative  Agent to the  Principal  Companies  (which notice shall be given upon the request of the Required Majority Lenders).

          8.1.4.  Misrepresentations.  Any representation or warranty of or with respect to any of the Principal  Companies or any of their  Subsidiaries in connection with this Agreement,  any other Credit Document or any financial statements,  reports, notices, mortgages,  assignments,  Uniform Commercial
     Code financing  statements or certificates  delivered to any of the Lenders by any of the  Principal  Companies  or any of their  Subsidiaries,  or any other Person as a guarantor,  pledgor or other obligor in  connection  with this Agreement  shall be materially  false or materially  misleading on the date as of which it was made.

          8.1.5. Cross Defaults, etc.

               (a) Any of the Principal  Companies or any of their  Subsidiaries shall fail to make any payment  when due (after  giving  effect to any applicable grace periods) in respect of any Financing Debt (other than
          the  Credit  Obligations)   outstanding  in  an  aggregate  amount  of
          principal and accrued and unpaid interest exceeding $5,000,000.

               (b) Any of the Principal  Companies or any of their  Subsidiaries shall  fail to  perform  or  observe  the  terms of any  agreement  or guarantee  relating  to such  Financing  Debt,  and  such  failure  or condition  shall continue,  without having been duly cured,  waived or consented  to, beyond the period of grace,  if any,  specified in such agreement, and such failure or condition shall permit the acceleration of such Financing Debt.

               (c) Any such Financing Debt of any of the Principal  Companies or any of  their  Subsidiaries  shall be  accelerated  or  become  due or payable prior to its stated maturity for any reason  whatsoever (other than voluntary prepayments thereof).

               (d) Any Lien on any property of any of the Principal Companies or any of their  Subsidiaries  securing any such  Financing Debt shall be enforced by foreclosure or similar action.

               (e) Any  holder of any such  Financing  Debt shall  exercise  any right of rescission with respect to the issuance thereof.

          8.1.6.  Change of Control in AFG. Either (a) Lindner Family Members or
     direct or indirect Subsidiaries of Lindner Family Members or their nominees shall cease to own, in the aggregate,  beneficially (i) at least 25% of the outstanding  voting common stock of AFG (or any successor  permitted  under
     Section 6.11) and (ii) a sufficient  number of shares of such voting common stock of AFG so that such Lindner Family Members,  in the aggregate,  shall own more shares of such voting  common stock than any other Person or group of  Persons  by a margin of at least  10% of the total  number of shares of such voting common stock of AFG then outstanding,  or (b) a majority of the members  of the Board of  Directors  of AFG shall not  actually  consist of
     Lindner Family Members,  their nominees or  representatives  or independent
     directors  within  the  meaning  of  applicable   Securities  and  Exchange
     Commission and stock exchange regulations.

          8.1.7. Change of Control in Borrower.  AFG (or any successor permitted under Section  6.11) shall cease to own directly or indirectly  100% of the voting common stock of the Borrower.

          8.1.8. Change of Control in GAIC. AFG or the Borrower (or any of their successors  permitted  under Section 6.11) shall cease to own directly 100%
     of the voting common stock of GAIC.

          8.1.9.  Effectiveness of Credit  Documents.  Any Credit Document shall cease,  for  any  reason  to be in full  force  and  effect,  or any of the
     Principal Companies or any of their Subsidiaries shall so assert.

          8.1.10.  Judgments,  etc.  A final  judgment  (a)  which,  with  other outstanding final judgments  against any of the Principal  Companies or any of their Subsidiaries, exceeds an aggregate of $5,000,000 shall be rendered against any of the Principal Companies or any of their Subsidiaries, or (b)
     which grants  injunctive  relief that results,  or poses a material risk of resulting,  in a Material  Adverse  Change,  and (c) which,  within 60 days after entry thereof,  has not been  discharged or execution  thereof stayed pending  appeal,  or if,  within 60 days after the  expiration  of any such stay, such judgment shall not have been discharged.

          8.1.11.  ERISA  Matters.  Any of the Principal  Companies or any ERISA
     Group  Member shall fail to pay when due amounts  aggregating  in excess of
     $10,000,000  which it shall have  become  liable to pay to the PBGC or to a
     Plan under Title IV of ERISA; or notice of intent to terminate a Plan shall be filed under Title IV of ERISA by any of the  Principal  Companies or any
     ERISA  Group  Member  or any  administrator;  or the PBGC  shall  institute proceedings  under Title IV of ERISA to  terminate or to cause a trustee to be appointed to administer any Plan or a proceeding  shall be instituted by a fiduciary of any Plan against any of the Principal Companies or any ERISA
     Group  Member  to  enforce  section  515 or  4219(c)(5)  of ERISA  and such proceeding shall not have been dismissed  within 30 days  thereafter;  or a
     Lien shall be imposed under section 302(f) of ERISA;  or a condition  shall exist by  reason  of which the PBGC  would be  entitled  to obtain a decree adjudicating that any Plan must be terminated.

          8.1.12.   Insurance   Subsidiaries   Matters.  Any  of  the  Insurance
     Subsidiaries shall, at any time after the date hereof, be prohibited by law from  engaging in the business of effecting  and carrying out  contracts of insurance, and such prohibition would result in a Material Adverse Change.

          8.1.13.  Termination of Insurance Business. Any court or any Insurance
     Authority or any other  governmental  or  regulatory  authority,  agency or official of  competent  jurisdiction  shall issue an order or decree  which shall require any of the Insurance  Subsidiaries  to reduce or to terminate all or any substantial part of its insurance  business,  and such reduction or termination would result in a Material Adverse Change.

          8.1.14.  Bankruptcy,  etc.  Any of the  Principal  Companies or any of
     their Subsidiaries shall:

               (a)  Commence  a  voluntary  case  under the  Bankruptcy  Code or authorize,  by  appropriate  proceedings  of its board of directors or other governing body, the commencement of such a voluntary case;

               (b) Have filed against it a petition  commencing  an  involuntary case under the  Bankruptcy  Code which  shall not have been  dismissed within 60 days after the date on which such petition is filed; or file an answer or other  pleading  within such 60-day  period  admitting or failing  to  deny  the  material  allegations  of such a  petition  or seeking, consenting to or acquiescing in the relief therein provided;

               (c)  Have  entered   against  it  an  order  for  relief  in  any
          involuntary case commenced under the Bankruptcy Code;

               (d) Seek relief as a debtor under any applicable  law, other than the Bankruptcy Code, of any  jurisdiction  relating to the liquidation or  reorganization  of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief;

               (e) Have  entered  against  it an  order by a court of  competent jurisdiction (i) finding it to be bankrupt or insolvent, (ii) ordering or approving its  liquidation,  reorganization  or any modification or alteration  of the rights of its creditors or  (iii) assuming  custody of,  or  appointing  a  receiver  or  other  custodian  for,  all or a substantial portion of its property;

               (f) Make an  assignment  for the  benefit  of,  or  enter  into a composition  with,  its  creditors,  or  appoint,  or  consent  to the appointment  of, or suffer to exist a receiver or other custodian for, all or a substantial portion of its property; or

               (g)  Become  insolvent  or  generally  fail to pay,  or  admit in writing its inability or  unwillingness  to pay,  debts as they become due; or

          8.1.15.   Insurance   Regulatory  Action.  Any  applicable   insurance
     regulatory  authority shall take action to intervene into the management or business affairs of any of the Insurance Subsidiaries and such action would result in a Material Adverse Change.

     8.2.  Certain  Actions  Following  an Event of Default.  If any one or more
Events of Default shall occur, then in each and every such case:

          8.2.1.   No   Obligation  to  Extend   Credit.   Upon  notice  by  the
     Administrative  Agent to the  Borrower,  upon the  written  request  of the
     Required  Majority  Lenders,  the  obligations  of the  Lenders to make any further  extensions  of credit  hereunder  shall  automatically  terminate;
     provided,  however,  that if a Bankruptcy Default shall have occurred,  the
     Commitments (if not theretofore terminated) shall automatically terminate.

          8.2.2.  Exercise of Rights.  Upon the written  request of the Required
     Majority  Lenders,  the  Administrative  Agent shall proceed to protect and enforce the Lenders'  rights by suit in equity,  action at law and/or other appropriate proceeding,  either for specific performance of any covenant or condition  contained in this  Agreement or any other Credit  Document or in any  instrument  or  assignment  delivered to the Lenders  pursuant to this
     Agreement  or any other Credit  Document,  or in aid of the exercise of any power  granted in this  Agreement or any other Credit  Document or any such instrument or assignment.

          8.2.3. Acceleration. Upon the written request of the Required Majority
     Lenders,  the Administrative Agent on behalf of the Lenders shall by notice in writing to the Borrower declare all or any part of the unpaid balance of the Credit  Obligations then outstanding to be immediately due and payable, and thereupon  such unpaid  balance or part thereof shall become so due and payable  without  presentment,  protest or further  demand or notice of any kind, all of which are hereby expressly waived; provided,  however, that if a Bankruptcy Default shall have occurred,  the unpaid balance of the Credit
     Obligations shall automatically  become immediately due and payable without presentment,  protest,  or other demand or notice of any kind, all of which are expressly waived.

          8.2.4.  Setoff. If all or any part of the unpaid balance of the Credit
     Obligations  shall have become due and payable  pursuant to Section  8.2.3, each Lender may offset and apply toward the payment of such balance or part thereof (and/or toward the curing of any Event of Default) any Indebtedness from such Lender to the Borrower, including any Indebtedness represented by deposits in any account  maintained  with such  Lender,  regardless  of the adequacy of any  security for the Credit  Obligations,  and no Lender shall have any duty to determine  the adequacy of any such security in connection with any such offset.

          8.2.5. Cumulative Remedies. To the extent not prohibited by applicable law which cannot be waived,  all of the Lenders' rights hereunder and under each other Credit Document shall be cumulative.

     8.3. Annulment of Defaults. Any Default or Event of Default shall be deemed not to  exist or to have  occurred  for any  purpose  of this  Agreement  if the required  holders of the Credit  Obligations in accordance  with Section 10.6 or the  Administrative  Agent  (with any  consent of holders of Credit  Obligations required by Section 10.6)  shall have waived such Default or Event of Default in writing,  stated  in  writing  that the same  has  been  cured to such  Lenders'
reasonable  satisfaction or entered into an amendment to this Agreement which by its express terms cures such Default or Event of Default.  No such action by the
Lenders or the  Administrative  Agent shall  extend to or affect any  subsequent
Default  or Event of  Default  or  impair  any  rights of the  Lenders  upon the occurrence  thereof.  The making of any extension of credit during the existence of any Default or Event of Default shall not constitute a waiver thereof.

     8.4. Waivers.  Each of the Principal  Companies hereby waives to the extent not prohibited by applicable law:

          (a)  All   presentments,   demands   for   performance,   notices   of
     nonperformance  (except to the extent  required by the  provisions  of this
     Agreement or any other Credit Document),  protests,  notices of protest and notices of dishonor;

          (b) Any  requirement  of  diligence or  promptness  on the part of any
     Lender in the enforcement of its rights under this Agreement, the Revolving
     Notes or any other Credit Document;

          (c) Any and all  notices  of every kind and  description  which may be required to be given by any statute or rule of law; and

          (d) Any defense of any kind (other than indefeasible  payment in full)
     which it may now or hereafter have with respect to its liability under this
     Agreement, the Revolving Notes or any other Credit Document or with respect to the Credit Obligations.

9.   Expenses; Indemnity.

     9.1. Expenses. The Borrower will bear:

          (a) All reasonable expenses of the Administrative Agent (including the
     reasonable   fees  and   disbursements   of  the  special  counsel  to  the
     Administrative  Agent,  but  excluding  fees and expenses of counsel to the other Lenders) in connection  with the  preparation and duplication of this
     Agreement, each other Credit Document (including any amendment to or waiver under any  Credit  Document),  the  transactions  contemplated  hereby  and thereby and operations hereunder and thereunder;

          (b) All recording and filing fees and transfer and  documentary  stamp and similar  taxes at any time  payable in respect of this  Agreement,  any other Credit Document or the incurrence of the Credit Obligations; and

          (c) To the extent not  prohibited  by  applicable  law that  cannot be waived, all other reasonable expenses incurred by the Lenders or the holder of any Credit  Obligation in connection  with the enforcement of any rights hereunder  or under  any  other  Credit  Document  (including,  during  the existence  of a Default,  the  Administrative  Agent's  examination  rights provided in Section  6.5.6),  including  costs of collection and reasonable attorneys'  fees  (including a reasonable  allowance for the hourly cost of attorneys  employed by the  Administrative  Agent on a salaried  basis) and expenses.

     9.2.  General  Indemnity.  The Borrower will  indemnify the  Administrative
Agent and each  Lender,  and each of the  Administrative  Agent and the Lenders'
respective directors,  officers,  employees, agents, counsel and accountants and each Person,  if any, who controls the  Administrative  Agent or any Lender (the
Administrative  Agent and each  Lender and each of their  respective  directors, officers,  employees,  agents,  counsel and  accountants  and control Persons is referred to as an "Indemnitee")  and hold each of them harmless from and against any and all claims,  damages,  liabilities  and reasonable  expenses  (including reasonable  fees and  disbursements  of  counsel  with whom any  Indemnitee  may consult in connection  therewith  and all expenses of litigation or  preparation therefor)  which any Indemnitee  may incur or which may be asserted  against any
Indemnitee in connection with any litigation or  investigation  involving any of the Principal Companies or any of their Subsidiaries,  or any officer, director, employee,  agent,  counsel or accountant  thereof  (including the Administrative
Agent's or Lenders'  compliance with or contest of any subpoena or other process issued against it in any proceeding  involving any of the Principal Companies or any of their Subsidiaries), whether or not such Indemnitees are parties thereto, or any  penalties  or other  matters  involving  the  transactions  contemplated hereby,  other  than  litigation  commenced  by any of the  Principal  Companies against the Lenders or the  Administrative  Agent which seeks enforcement of any of the rights of any of the  Principal  Companies  hereunder  or under any other
Credit  Document  and is  finally  determined  adversely  to the  Lenders or the
Administrative Agent and except to the extent such claims, damages,  liabilities and  expenses  result  from  the  Administrative  Agent's  or a  Lender's  gross negligence or willful misconduct.

10.  Operations; Agent.

     10.1.  Interests in Credits.  The Percentage Interest of each Lender in the respective portions of the Loan, and the related Commitments,  shall be computed based on the  maximum  principal  amount  for each  Lender  as set  forth in the
Register,  as from time to time in effect. The current Percentage  Interests are set forth in Exhibit 10.1, which may be updated by the Administrative Agent from time to time to conform to the Register.

     10.2.  Administrative  Agent's  Authority to Act,  etc. Each of the Lenders
hereby appoints and authorizes the  Administrative  Agent to act for the Lenders as the  Lenders'  Administrative  Agent  in  connection  with  the  transactions contemplated  by this Agreement and the other Credit  Documents on the terms set forth herein. In acting hereunder,  the  Administrative  Agent is acting for its own account to the extent of its Percentage Interest and for the accounts of the other Lenders to the extent of the Lenders' respective Percentage Interests, and all  action  in  connection  with the  enforcement  of, or the  exercise  of any remedies  (other  than each  Lender's  rights of set-off as  provided in Section
8.2.4 or in any Credit Document) in respect of the Credit Obligations and Credit
Documents  shall be taken by the  Administrative  Agent, as provided for in this
Agreement.  Neither the syndication agent, the documentation agent nor any other agent or arranger named hereunder  (other than the  Administrative  Agent) shall have any duties or obligations under the Credit Documents.

     10.3.  Borrower to Pay Administrative  Agent, etc. The Principal  Companies
shall be fully  protected in making all payments  and  providing  all notices in respect of the Credit Obligations to the  Administrative  Agent, in relying upon consents,  modifications  and amendments  executed by the  Administrative  Agent purportedly on the Lenders' behalf, and in dealing with the Administrative Agent as herein  provided.  The  Administrative  Agent shall charge the account of the
Borrower, on the dates when the amounts thereof become due and payable, with the amounts of the principal of and interest on the Loan,  the  commitment  fees and all other fees and amounts owing under any Credit Document.

     10.4. Lender Operations for Advances, etc.

          10.4.1.   Advances.  Upon  receipt  of  a  borrowing  request  by  the
     Administrative  Agent under  Section  2.1, the  Administrative  Agent shall promptly  notify each of the Lenders (by telephone  confirmed in writing or otherwise).  On  each  Closing  Date,  each  Lender  shall  advance  to the
     Administrative   Agent  in  immediately   available   funds  such  Lender's
     Percentage  Interest  in the  portion  of the Loan to be  advanced  on such
     Closing  Date  prior to 10:00  a.m.  (Boston  time).  If such funds are not received from any Lender at such time,  but all the conditions set forth in
     Section 5.2 have been satisfied, such Lender hereby authorizes and requests the Administrative Agent to advance for such Lender's account,  pursuant to the terms hereof,  such  Lender's  respective  Percentage  Interest in such portion of the Loan and agrees to  reimburse  the  Administrative  Agent in immediately  available  funds  for the  amount  thereof  prior to 2:00 p.m.
     (Boston  time)  on the  day  any  such  portion  of the  Loan  is  advanced hereunder.

          10.4.2.  Administrative Agent to Allocate Payments. Subject to Section
     10.4.3, all payments of principal and interest in respect of the extensions of credit made  pursuant to this  Agreement and  commitment  fees and other fees under this Agreement shall, as a matter of convenience, be made by the
     Borrower to the  Administrative  Agent in immediately  available funds, and the  share  of  each  Lender  shall  be  credited  to  such  Lender  by the
     Administrative Agent in immediately available funds in such manner that the principal amount, interest and fees in respect of the Credit Obligations to be paid  shall be paid  proportionately  in  accordance  with the  Lenders'
     respective Percentage Interests.

          10.4.3.  Nonperforming  Lenders. In the event that any Lender fails to reimburse  the  Administrative  Agent  pursuant to Sections  10.4.1 for the
     Percentage Interest of such lender (a "Nonperforming Lender") in any credit advanced by the Administrative Agent pursuant hereto,  overdue amounts (the
     "Delinquent   Payment")   due  from  the   Nonperforming   Lender   to  the
     Administrative  Agent  shall bear  interest,  payable by the  Nonperforming
     Lender on demand,  at a per annum rate equal to (a) the Federal  Funds Rate for the first  three days  overdue  and (b) the sum of 2% plus the  Federal
     Funds Rate for any longer  period.  Such  interest  shall be payable to the
     Administrative  Agent for its own account for the period  commencing on the date of the  Delinquent  Payment  and ending on the date the  Nonperforming
     Lender  reimburses  the  Administrative  Agent on account of the Delinquent
     Payment (to the extent not paid by any Principal Company as provided below)
     and the  accrued  interest  thereon  (the  "Delinquency  Period"),  whether pursuant to the assignments referred to below or otherwise.  Upon notice by the Administrative Agent, the Borrower will pay to the Administrative Agent the principal  (but not the interest)  portion of the  Delinquent  Payment.
     During the  Delinquency  Period,  in order to make  reimbursements  for the
     Delinquent Payment and accrued interest thereon,  the Nonperforming  Lender shall be deemed to have assigned to the Administrative  Agent all interest, commitment  fees and other  payments  made by the Borrower  under Section 3 that  would  have  thereafter  otherwise  been  payable  under  the  Credit
     Documents  to the  Nonperforming  Lender.  During  any  period in which any
     Nonperforming  Lender is not  performing  its  obligations to extend credit under Section 2, the Nonperforming  Lender shall be deemed to have assigned to each Lender that is not a Nonperforming  Lender (a "Performing  Lender")
     all principal and other  payments made by the Borrower under Section 4 that would have thereafter  otherwise been payable under the Credit Documents to the Nonperforming  Lender. The Administrative  Agent shall credit a portion of such  payments  to each  Performing  Lender  in an  amount  equal to the
     Percentage  Interest  of such  Performing  Lender  divided by one minus the
     Percentage  Interest  of the  Nonperforming  Lender  until  the  respective portions of the Loan owed to all the Lenders are the same as the Percentage
     Interests  of  the  Lenders   immediately  prior  to  the  failure  of  the
     Nonperforming  Lender to  perform  its  obligations  under  Section  2. The foregoing  provisions  shall  be in  addition  to any  other  remedies  the
     Administrative Agent, the Performing Lenders or the Borrower may have under law  or  equity  against  the  Nonperforming  Lender  as a  result  of  the
     Delinquent Payment or as a result of its failure to perform its obligations under Section 2.

     10.5.  Administrative  Agent's  Resignation.  The Administrative  Agent may
resign  at any time by  giving  at least 60 days'  prior  written  notice of its intention to do so to each Lender and to the  Borrower and upon the  appointment
by  the  Required   Majority  Lenders  of  a  successor   Administrative   Agent
satisfactory to the Borrower.  If no successor  Administrative  Agent shall have been so appointed and shall have accepted such appointment  within 45 days after the retiring  Administrative Agent's giving of such notice of resignation,  then the retiring  Administrative Agent may, with the consent of the Borrower,  which consent shall not be unreasonably withheld,  appoint a successor  Administrative
Agent which shall be a bank or a trust company  organized  under the laws of the
United  States of America or any state  thereof  and having a combined  capital, surplus and undivided  profit of at least  $500,000,000  and a tier one ratio of equity to  risk-weighted  assets  ranking in the top half of all domestic  banks having greater than  $1,000,000,000 in assets pursuant to regulations  issued by the federal  Comptroller of the Currency,  the Board of Governors of the Federal
Reserve System or other applicable federal bank regulatory  agencies;  provided, however,  that any successor  Administrative Agent appointed under this sentence may be removed upon the written request of the Required Majority Lenders,  which request shall also appoint a successor  Administrative Agent satisfactory to the
Borrower. Upon the appointment of a new Administrative Agent hereunder, the term
"Administrative  Agent" shall for all purposes of this Agreement thereafter mean such successor.  After any retiring Administrative Agent's resignation hereunder
as   Administrative   Agent,   or  the  removal   hereunder  of  any   successor
Administrative  Agent,  the provisions of this Agreement shall continue to inure to the benefit of the Administrative Agent as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

     10.6. Concerning the Administrative Agent.

          10.6.1.  Action in Good Faith, etc. The  Administrative  Agent and its
     officers,  directors,  employees  and agents shall be under no liability to any of the  Lenders or to any future  holder of any  interest in the Credit
     Obligations  for any  action or failure  to act taken or  suffered  in good faith,  and any action or failure to act in  accordance  with an opinion of its  counsel  shall  conclusively  be  deemed  to be  in  good  faith.  The
     Administrative  Agent shall in all cases be entitled to rely,  and shall be fully  protected in relying,  on instructions  given to the  Administrative
     Agent by the  required  holders of Credit  Obligations  as provided in this
     Agreement.

          10.6.2. No Implied Duties,  etc. The  Administrative  Agent shall have and  may  exercise  such  powers  as  are  specifically  delegated  to  the
     Administrative  Agent under this  Agreement or any other  Credit  Document, together with all other powers incidental thereto. The Administrative Agent shall have no implied  duties to any Person or any  obligation  to take any action under this Agreement or any other Credit  Document except for action specifically provided for in this Agreement or any other Credit Document to be taken by the Administrative  Agent.  Before taking any action under this
     Agreement  or any  other  Credit  Document,  the  Administrative  Agent may request an  appropriate  specific  indemnity  satisfactory  to it from each
     Lender in addition to the general  indemnity  provided for in Section 10.9, and until the  Administrative  Agent has received such specific  indemnity, the Administrative Agent shall not be obligated to take (although it may in its sole discretion take) any such action under this Agreement or any other
     Credit Document;  provided, however, that no such indemnity shall extend to actions or omissions which are taken by the Administrative Agent with gross negligence or willful misconduct.

          10.6.3.  Validity,  etc. Subject to Section 10.6.1, the Administrative
     Agent shall not be  responsible  to any Lender or any future  holder of any
     interest  in  the  Credit  Obligations  (a) for  the  legality,   validity,
     enforceability  or  effectiveness  of this  Agreement  or any other  Credit
     Document,  (b) for any recitals,  reports,  representations,  warranties or statements  contained in or made in connection  with this  Agreement or any other  Credit  Document,  (c) for the  existence  or  value  of any  assets included in any security for the Credit Obligations, (d) for the perfection or  effectiveness  of any Lien purported to be included in such security or
     (e) for the specification or failure to specify any particular assets to be included in such security.

          10.6.4. Compliance. The Administrative Agent shall not be obligated to ascertain  or inquire as to the  performance  or  observance  of any of the terms of this Agreement or any other Credit  Document.  In connection  with any extension of credit under this Agreement or any other Credit  Document, the  Administrative  Agent  shall  be  fully  protected  in  relying  on  a certificate  of the Borrower as to the  fulfillment  by the Borrower of any conditions to such extension of credit.

          10.6.5. Employment of Agents and Counsel. The Administrative Agent may
     execute any of its duties as  Administrative  Agent under this Agreement or
     any  other   Credit   Document   by  or  through   employees,   agents  and
     attorneys-in-fact  and shall not be responsible to any of the Lenders,  the
     Principal  Companies  or any of their  Subsidiaries  (except as to money or securities  received  by the  Administrative  Agent  or the  Administrative
     Agent's authorized agents) for the default or misconduct of any such agents or attorneys-in-fact selected by the Administrative Agent, except where the
     Administrative Agent has acted with gross negligence or willful misconduct.
     The Administrative  Agent shall be entitled to advice of counsel concerning all matters  pertaining to the agencies  hereby  created and its respective duties hereunder or under any other Credit Document.

          10.6.6.  Reliance on Documents and Counsel.  The Administrative  Agent
     shall be entitled to rely,  and shall be fully  protected in relying,  upon any affidavit, certificate, cablegram, consent, instrument, letter, notice, order, document,  statement,  telecopy, telegram, telex or teletype message or writing reasonably believed in good faith by the Administrative Agent to be genuine and correct and to have been signed,  sent or made by the Person in question,  including without limitation any telephonic or oral statement made by such Person,  and, with respect to legal matters,  upon the opinion of counsel selected by the Administrative Agent.

          10.6.7.  Administrative  Agent's  Reimbursement.  Each of the  Lenders
     severally  agrees to reimburse the  Administrative  Agent, in the amount of such Lender's Percentage  Interest,  for any expenses not reimbursed by the
     Borrower  (without  limiting  the  obligation  of the Borrower to make such reimbursement):  (a) for  which the  Administrative  Agent is  entitled  to reimbursement  by the  Borrower  under this  Agreement  or any other Credit
     Document, and (b) after the occurrence of a Default, for any other expenses incurred by the  Administrative  Agent on the Lenders' behalf in connection with the  enforcement  of the Lenders'  rights under this  Agreement or any other Credit Document;  provided, however, that no such reimbursement shall apply to actions or omissions which are taken by the  Administrative  Agent with gross negligence or willful misconduct.

     10.7.  Rights  as a Lender.  With  respect  to any  credit  extended  by it hereunder,  the  Administrative  Agent  Institutions shall have the same rights, obligations  and powers  hereunder as any other  Lenders and may  exercise  such rights and powers as though it was not the Administrative  Agent, and unless the context otherwise  specifies,  the Administrative  Agent shall be treated in its respective  individual  capacity as though it were not the Administrative  Agent hereunder.  Without  limiting the  generality of the  foregoing,  the Percentage
Interest of the  Administrative  Agent shall be included in any  computations of
Percentage  Interests.  The  Administrative  Agent and its Affiliates may accept deposits  from,  lend money to, act as trustee for and  generally  engage in any kind of banking or trust business with any of the Principal  Companies or any of their Subsidiaries or any other Person, including any Person who may do business with or own an equity interest in any of the Principal Companies or any of their
Subsidiaries,  all as if such bank was not the Administrative  Agent and without any duty to account therefor to the other Lenders.

     10.8. Independent Credit Decision. Each of the Lenders acknowledges that it has independently and without reliance upon the  Administrative  Agent, based on the financial  statements and other documents referred to in Section 7.2, on the other  representations  and  warranties  contained  herein  and  on  such  other information  with respect to the Principal  Companies and their  Subsidiaries as such Lender  deemed  appropriate,  made such  Lender's  own credit  analysis and decision  to enter  into this  Agreement  and to make the  extensions  of credit provided for hereunder.  Each Lender represents to the Administrative Agent that such Lender will continue to make its own independent credit and other decisions in taking  or not  taking  action  under  this  Agreement  or any  other  Credit
Document.  Each Lender expressly  acknowledges  that neither the  Administrative
Agent nor any of its officers, directors,  employees, agents,  attorneys-in-fact or Affiliates has made any  representations or warranties to such Lender, and no act by the  Administrative  Agent taken under this Agreement or any other Credit
Document,  including  any review of the affairs of the  Principal  Companies and their Subsidiaries, shall be deemed to constitute any representation or warranty by the  Administrative  Agent.  Except for notices,  reports and other documents expressly  required to be furnished to each Lender by the  Administrative  Agent under this  Agreement or any other Credit  Document,  the  Administrative  Agent shall not have any duty or  responsibility to provide any Lender with any credit or other information concerning the business,  operations,  property, condition, financial or otherwise,  or credit worthiness of any of the Principal  Companies or any of their  Subsidiaries  which  may come into the  possession  of such the
Administrative  Agent  or any of its  officers,  directors,  employees,  agents, attorneys-in-fact or Affiliates.

     10.9.  Indemnification.  The holders of the Credit Obligations hereby agree to indemnify the Administrative  Agent and its officers,  directors,  employees, agents,  attorneys,  accountants,  consultants and  controlling  Persons (to the extent not reimbursed by the Borrower and without limiting the obligation of the
Borrower to do so), pro rata according to their respective Percentage Interests, from  and  against  any  and  all  liabilities,  obligations,  losses,  damages, penalties,  actions,  judgments,  suits, costs, expenses or disbursements of any kind  whatsoever  which may at any time be imposed  on,  incurred by or asserted against the  Administrative  Agent relating to or arising out of this Agreement, any other Credit Document,  the transactions  contemplated hereby or thereby, or any action taken or omitted by the  Administrative  Agent in connection with any of the  foregoing;  provided,  however,  that the foregoing  shall not extend to actions or omissions which are determined in a final,  nonappealable judgment by a court of competent jurisdiction to have been taken by the Administrative Agent with gross negligence or willful misconduct.

     11.  Successors and Assigns;  Lender  Assignments and  Participations.  Any
reference in this  Agreement or any other Credit  Document to any of the parties hereto shall be deemed to include the successors and assigns of such party,  and all covenants and  agreements  by or on behalf of the Principal  Companies,  the
Administrative  Agent or the Lenders that are contained in this Agreement or any other Credit  Document  shall bind and inure to the benefit of their  respective successors and assigns; provided,  however, that (a) the Principal Companies and their respective  Subsidiaries may not assign their rights or obligations  under this Agreement or any other Credit  Document  except for mergers or liquidations permitted by Section 6.11,  and (b) the  Lenders shall be not entitled to assign their respective Percentage Interests in the credits extended hereunder or their
Commitments except as set forth below in this Section 11.

     11.1. Assignments by Lenders.

          11.1.1.  Assignees  and  Assignment  Procedures.  Each  Lender may, in
     compliance with applicable laws in connection with such assignment,  assign to one or more Eligible Assignees (each, an "Assignee") all or a portion of its interests,  rights and  obligations  under this Agreement and the other
     Credit  Documents,  including all or a portion,  which need not be pro rata between the 364-Day  Revolving Loan and the Three-Year  Revolving  Loan, of
     its Commitment, the portion of the 364-Day Revolving Loan or the Three-Year
     Revolving Loan at the time owing to it and any Revolving  Notes held by it;
     provided, however, that:

               (a) the  aggregate  amount  of the  Commitment  of the  assigning
          Lender  subject to each such  assignment  to any  Assignee  other than another  Lender,  a Related Fund, any Eligible  Assignee that acquires all or a substantial portion of the assets of a Lender or an Affiliate of a Lender  (determined  as of the date the Assignment and Acceptance with respect to such  assignment  is  delivered to the  Administrative
          Agent)  shall  be  not  less  than  $5,000,000  and in  increments  of
          $1,000,000 (or, if less, the entire  remaining amount of the assigning
          Lender's Commitment); and

               (b) the parties to each such assignment shall execute and deliver
          to  the  Administrative   Agent  an  Assignment  and  Acceptance  (the
          "Assignment  and  Acceptance")  substantially  in the form of  Exhibit
          11.1.1,  together with the Note subject to such assignment and, except in the event of a transfer  pursuant  to  Sections  11.3 or 11.4 or to another  Lender,  a Related Fund, any Eligible  Assignee that acquires all or a substantial portion of the assets of a Lender or an Affiliate of a Lender, a processing fee of $3,500 payable to the  Administrative
          Agent by the  assigning  Lender  (or as the  assigning  Lender and the
          Assignee may otherwise agree between themselves).

     Upon acceptance and recording  pursuant to Section  11.1.4,  from and after the effective  date  specified in each  Assignment  and  Acceptance  (which effective  date shall be at least  five  Banking  Days after the  execution thereof unless waived by the Administrative Agent):

                    (i) the Assignee  shall be a party hereto and, to the extent provided in such Assignment and  Acceptance,  have the rights and obligations of a Lender under this Agreement and

                    (ii) the assigning  Lender shall,  to the extent provided in such  assignment,  be released  from its  obligations  under this
               Agreement  (and,  in the  case of an  Assignment  and  Acceptance covering all or the  remaining  portion of an assigning  Lender's rights and obligations  under this  Agreement,  such Lender shall cease to be a party  hereto but shall  continue to be entitled to the benefits of Sections 3.2.4, 3.4, 3.5 and 9, as well as to any fees accrued for its account hereunder and not yet paid).

          11.1.2.   Terms  of  Assignment  and  Acceptance.   By  executing  and
     delivering  an Assignment  and  Acceptance,  the  assigning  Lender and the
     Assignee  shall be deemed to  confirm  to and agree with each other and the other parties hereto as follows:

               (a) other than the  representation  and  warranty  that it is the legal and beneficial owner of the interest being assigned thereby free and  clear  of any  adverse  claim,  such  assigning  Lender  makes no representation or warranty and assumes no responsibility  with respect to  any  statements,  warranties  or  representations  made  in  or in connection with this Agreement or the execution,  legality,  validity, enforceability,  genuineness,  sufficiency or value of this Agreement, any  other  Credit  Document  or  any  other  instrument  or  document furnished pursuant hereto;

               (b) such assigning Lender makes no representation or warranty and assumes no responsibility  with respect to the financial  condition of the  Principal  Companies  and their  respective  Subsidiaries  or the performance  or observance by the Principal  Companies or any of their
          respective   Subsidiaries  of  any  of  its  obligations   under  this
          Agreement,  any  other  Credit  Document  or any other  instrument  or document furnished pursuant hereto;

               (c) such  Assignee  confirms  that it has received a copy of this
          Agreement,   together  with  copies  of  the  most  recent   financial
          statements  delivered  pursuant to Section 7.2 or Section 6.5 and such other documents and  information as it has deemed  appropriate to make its own credit analysis and decision to enter into such Assignment and
          Acceptance;

               (d) such Assignee will  independently  and without  reliance upon the  Administrative  Agent, such assigning Lender or any other Lender, and  based  on  such  documents  and  information  as  it  shall  deem appropriate at the time,  continue to make its own credit decisions in taking or not taking action under this Agreement;

               (e) such  Assignee  appoints and  authorizes  the  Administrative
          Agent to take such action as agent on its behalf and to exercise  such powers  under this  Agreement as are  delegated to the  Administrative
          Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and

               (f) such Assignee  agrees that it will perform in accordance with the terms of this Agreement all the obligations  which are required to be performed by it as a Lender.

          11.1.3.  Register.  The  Administrative  Agent  shall  maintain at the
     Boston  Office  (solely for the limited  purpose set forth in this  Section
     11.1.3,  as the agent of the Borrower) a register (the  "Register") for the recordation of (a) the names and addresses of the Lenders and the Assignees which assume rights and obligations pursuant to an assignment under Section
     11.1.1,  (b) the  Percentage  Interest  of each such Lender as set forth in
     Exhibit 10.1  and (c) the amount of the Loan owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower,  the Administrative Agent and the Lenders
     may treat each Person whose name is registered  therein for all purposes as a party to this  Agreement.  The Register shall be available for inspection by the Borrower or any Lender at any reasonable  time and from time to time upon reasonable prior notice.

          11.1.4. Acceptance of Assignment and Assumption. Upon its receipt of a completed  Assignment and Acceptance executed by an assigning Lender and an
     Assignee (and any  necessary  consent of the  Administrative  Agent and the
     Borrower)  together with the processing and  recordation fee referred to in
     Section  11.1.1  and, to the extent  necessary,  the  Revolving  Note being assigned,  the  Administrative  Agent shall (a) accept such  Assignment and
     Acceptance,  (b) record the information  contained  therein in the Register and (c) give prompt  notice  thereof to the  Borrower.  Within five Banking
     Days after  receipt of notice,  the  Borrower,  at its own  expense,  shall execute  and  deliver  to the  Administrative  Agent (in  exchange  for the surrendered  Revolving  Note if such  Revolving Note must be surrendered or reissued as a result of such  assignment) a new Revolving Note to the order of such Assignee in a principal  amount equal to the applicable  Commitment and Loan assumed by it pursuant to such Assignment and  Acceptance.  If the assigning  Lender has retained a Commitment  and Loan,  its Revolving  Note shall be deemed to be then  outstanding in a principal  amount equal to the applicable Commitment and Loan retained by it.

          11.1.5. Federal Reserve Bank. Notwithstanding the foregoing provisions of this Section 11 (without the consent of or notice to the  Administrative
     Agent or the Principal Companies), any Lender may at any time pledge all or any portion of such  Lender's  rights  under this  Agreement  and the other
     Credit  Documents  to a Federal  Reserve Bank or, in the case of any Lender that  is a fund,  to the  trustee  of  such  fund  to  support  the  fund's obligations  to such  trustee;  provided,  however,  that no such pledge or assignment  shall  release  such  Lender  from  such  Lender's  obligations hereunder or under any other Credit Document.

          11.1.6.   Further  Assurances.   The  Principal  Companies  and  their
     respective  Subsidiaries  shall  sign such  documents  and take such  other actions from time to time reasonably  requested by an Assignee to enable it to share in the benefits of the rights created by the Credit Documents.

     11.2.  Credit  Participants.  Each Lender  may,  without the consent of the
Principal  Companies or the Administrative  Agent, in compliance with applicable laws in  connection  with  such  participation,  sell to one or more  commercial banks,  other  financial  institutions  or funds in the  business  of  making or purchasing loans similar to the Credit Obligations (each a "Credit Participant")
participations  in all or a portion of its  interests,  rights  and  obligations under this Agreement and the other Credit Documents  (including all or a portion of its  Commitment,  the Loan and the  Revolving  Notes  held by it);  provided, however, that:

          (a) such  Lender's  obligations  under  this  Agreement  shall  remain unchanged;

          (b) such Lender shall remain solely  responsible  to the other parties hereto for the performance of such obligations;

          (c) the Credit  Participant  shall be  entitled  to the benefit of the cost protection provisions contained in Sections 3.2.4, 3.4, 3.5 and 9, but shall not be entitled to receive any greater  payment  thereunder  than the selling  Lender  would have been  entitled to receive  with  respect to the interest so sold if such interest had not been sold; and

          (d) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly  with such Lender in  connection  with such Lender's  rights and  obligations  under this Agreement and, under any agreements  between  such Lender and such Credit  Participant,  such Lender shall retain the sole right as one of the Lenders to vote (and to determine how to vote) with  respect to the  enforcement  of the  obligations  of the
     Principal Companies relating to the Loan and the approval of any amendment, modification  or waiver of any  provision  of this  Agreement  (other  than amendments,  modifications,  consents or waivers described in clause (b) of the proviso to Section 15.1,  with respect to which the Credit  Participant may determine how to vote).

Each of the  Principal  Companies  agrees,  to the fullest  extent  permitted by applicable  law,  that  any  Credit  Participant  and any  Lender  purchasing  a participation  from  another  Lender  pursuant to Section  10.5 may exercise all rights  of  payment  (including  the  right of  set-off),  with  respect  to its participation  as fully as if such  Credit  Participant  or such Lender were the direct creditor of the Principal  Companies and a Lender hereunder in the amount of such participation.

     11.3.  Special Purpose Funding  Vehicles.  Notwithstanding  anything to the contrary  contained  herein,  any Lender (a  "Granting  Lender")  may grant to a special purpose funding vehicle  identified in writing by the Granting Lender to the  Administrative  Agent and the  Borrower  from time to time (an  "SPV")  the option to provide to the  Borrower  all or part of any  extension of credit that such  Granting  Lender  would  otherwise  be  obligated  to make to the Borrower pursuant hereto;  provided,  however, that (a) nothing herein shall constitute a commitment by any SPV to make any extension of credit,  (b) if an SPV elects not to exercise  such option or  otherwise  fails to provide all or any part of such extension  of  credit,  the  Granting  Lender  shall be  obligated  to make such extension of credit  pursuant to the terms  hereof and (c) the  Granting  Lender shall remain for all  purposes the Lender of record under the Credit  Documents,
including  for  the  purposes  of  approving   amendments,   waivers  and  other
modifications of the Credit  Documents.  The making of an extension of credit by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent as if such extension of credit had been made by such Granting Lender.  No
SPV shall be liable for any indemnity or similar  payment  obligation  under the
Credit  Documents  (all  liability  for which  shall  remain  with the  Granting
Lender).  Prior to the date that is one year and one day after  the  payment  in full of all  outstanding  commercial  paper or other senior  indebtedness of any
SPV,  no party  hereto  will  institute  against,  or join any  other  Person in instituting  against,  such  SPV any  bankruptcy,  reorganization,  arrangement, insolvency or liquidation proceedings. In addition,  notwithstanding anything to the contrary  contained herein,  any SPV may (i) with notice to, but without the prior consent of, the Borrower and the  Administrative  Agent and without paying any  processing  fee  therefor,  assign all or a portion of its interests in any
Credit  Obligations  to the  Granting  Lender or to any  financial  institutions
(consented  to in writing by the Borrower and  Administrative  Agent)  providing liquidity or credit support to such SPV to support the funding or maintenance of extensions of credit and (ii) disclose on a  confidential  basis any  non-public information  relating  to  its  extensions  of  credit  to  any  rating  agency, commercial  paper  dealer or  provider  of any  surety,  guarantee  or credit or liquidity enhancement to such SPV. This Section shall survive the termination of this Agreement and may not be amended without the written consent of each SPV to which a grant has been made pursuant to this Section.

12.  Confidentiality.  Each Lender agrees that it will make no disclosure of any information  furnished  to it  by  the  Principal  Companies  or  any  of  their
Affiliates unless such information shall have become public, except:

          (a) In connection  with  operations  under or the  enforcement of this
     Agreement or any other Credit Document;

          (b) To any proposed Assignee or Credit Participant who agrees (subject
     to  the   exceptions   provided  in  this   Agreement)   to  preserve   the
     confidentiality of any confidential  information  relating to the Principal
     Companies or any of their Affiliates received from such Lender;

          (c) To the applicable bank regulatory or other  governmental  agencies relating  to  such  Lender  or  pursuant  to any  statutory  or  regulatory requirement or any mandatory court order, subpoena or other legal process;

          (d) To any parent or corporate  Affiliate  of such  Lender;  provided, however,  that  any  such  Person  shall  also  agree  to  comply  with the restrictions set forth in this Section 12 with respect to such information;

          (e)  To its  independent  counsel,  auditors  and  other  professional advisors  with an  instruction  to such  Person  to keep  such  information confidential;

          (f) In connection  with any litigation or  arbitration  proceedings to which such Lender is a party; and

          (g) With the prior written consent of the Principal Companies,  to any other Person.

Notwithstanding the foregoing, this Section shall not apply to information which is obtained  or was  previously  obtained  by a Lender from a third  person who, insofar as is known to such Lender, is not subject to a duty of confidentiality.
In addition,  the Lenders and their  Affiliates  may include  references  to the
Principal  Companies  and  their  respective  Affiliates,  the  credit  facility provided  hereby and, with the consent of the Borrower,  which consent shall not be unreasonably withheld,  their trade names, trademarks and logos in connection with  any  advertising  or  marketing  undertaken  by  any  such  Lender  or its
Affiliates.

13.  Notices.  Except as  otherwise  specified  in this  Agreement,  any  notice required to be given pursuant to this Agreement  shall be given in writing.  Any notice, demand or other communication in connection with this Agreement shall be deemed to be given if given in writing (including telex,  telecopy (confirmed by telephone or writing) or similar  teletransmission)  addressed as provided below
(or to the addressee at such other address as the addressee shall have specified by notice  actually  received  by the  addressor),  and if either  (a)  actually delivered  in fully  legible form to such  address  (evidenced  in the case of a telex by receipt of the correct answerback) or (b) in the case of a letter, five days shall have elapsed  after the same shall have been  deposited in the United
States mails, with first-class postage prepaid and registered or certified.

     If to any of the Principal Companies, to it at the following address:

                  One East Fourth Street
                  Cincinnati, Ohio 45202
                  Attention:  Fred J. Runk
                              James Kennedy

     With a copy to:

                  Keating, Muething & Klekamp
                  1800 Provident Tower
                  One East Fourth Street
                  Cincinnati, Ohio  45202
                  Attention:  Paul V. Muething

     If to the  Administrative  Agent,  or any Lender,  to it at its address set forth on the signature page of this  Agreement,  to the attention of the account officer  specified  on the  signature  page,  with a copy to the  Administrative
Agent.

14.  Amendments, Consents, Waivers, etc.

     14.1. Lender Consents for Amendments. Except as otherwise set forth herein, the  Administrative  Agent may (and upon the  written  request  of the  Required
Majority Lenders the Administrative Agent shall) take or refrain from taking any action under this Agreement or any other Credit  Document,  including giving its written  consent to any  modification  of or amendment to and waiving in writing compliance  with any covenant or condition in this Agreement or any other Credit
Document  (other than an Interest Rate  Protection  Agreement) or any Default or
Event of Default, all of which actions shall be binding upon all of the Lenders;
provided, however, that:

          (a) Except as  provided  below,  without  the  written  consent of the
     Lenders   owning  at  least  a  majority   of  the   Percentage   Interests
     (disregarding the Percentage  Interest of any Nonperforming  Lender so long as such Lender is treated  equally  with the other  Lenders with respect to any actions  enumerated  below), no written  modification of, amendment to, consent with respect to, waiver of  compliance  with or waiver of a Default under,  any of the Credit Documents (other than an Interest Rate Protection
     Agreement) shall be made.

          (b)  Without the  written  consent of such  Lenders as own 100% of the
     Percentage   Interests   (disregarding  the  Percentage   Interest  of  any
     Nonperforming  Lender so long as such  Lender is treated  equally  with the other Lenders with respect to any actions enumerated below):

               (i)  None of the  conditions  specified  in  Section  5 shall  be amended, waived or modified.

               (ii) No release of, or  subordination  of the Lenders'  interests in,  the  guarantee  of any  Principal  Company  shall be made (in any event,  without the written consent of the Lenders, the Administrative
          Agent may  release  particular  Principal  Companies  in  dispositions permitted by Section 6.11,  as modified by amendments thereto approved by the Required Majority Lenders).

               (iii)  No   incurrence  or  existence  of  any  Lien  on  all  or
          substantially  all of the assets of the Principal  Companies and their
          Subsidiaries  shall be  permitted  (other  than any Liens from time to time securing the Credit Obligations).

               (iv) No  contractual  subordination  of the  Loans  or any  other portion of the Credit  Obligations to any other  Indebtedness shall be permitted.

               (v) No alteration shall be made of the Lenders' rights of set-off contained in Section 8.2.4.

               (vi) No amendment to or  modification of this Section 14.1 or the definition of "Required Majority Lenders" shall be made.

          (c)  Without  the  written  consent of each  Lender  that is  directly affected  thereby  (disregarding  the Percentage  Interest of Nonperforming
     Lender so long as such  Lender is treated  equally  with the other  Lenders with respect to any actions enumerated below):

               (i) No reduction  shall be made in (A) the amount of principal of the Loan owing to such Lender or (B) the interest  rate on the portion of the Loan owing to such Lender  (other than  amendments  and waivers approved by the Required  Majority  Lenders that modify  defined terms used in calculating the Applicable  Eurodollar Margin or that waive an increase in the Applicable Rate as a result of an Event of Default) or
          (C) the commitment fees owing to such Lender under Section 3.3.

               (ii) No change  shall be made in the  stated,  scheduled  time of payment of any  portion of the Loan owing to such  Lender or  interest thereon  or fees  relating  to any of the  foregoing  payable  to such
          Lender and no waiver shall be made of any Default under  Section 8.1.1 with respect to such Lender.

               (iii) No increase  shall be made in the amount,  or  extension of the  term,  of the  stated  Commitments  of such  Lender  beyond  that provided for under Section 2.

          (d)  Without  the written  consent of such  Lenders  owning at least a majority of the  Percentage  Interests  of either of the 364-Day  Revolving
     Loan or the Three-Year  Revolving  Loan, as applicable,  (disregarding  the
     Percentage  Interest of any Nonperforming  Lender so long as such Lender is treated  equally  with  the  other  Lenders  with  respect  to any  actions enumerated  below) voting as a separate class, no change may be made in the allocation of mandatory  prepayments  under Section 4.2 between the 364-Day
     Revolving Loan and the Three-Year Revolving Loan.

          (e)  Without  the  written  consent of the  Administrative  Agent,  no amendment or modification of any Credit Document shall affect the rights or duties of the Administrative Agent under the Credit Documents.

     14.2.  Course of  Dealing,  Amendments  and  Waivers.  No course of dealing between  any Lender and the  Principal  Companies  or any of their  Subsidiaries shall operate as a waiver of any of the Lenders'  rights under this Agreement or any other  Credit  Document  or with  respect  to the  Credit  Obligations.  The
Principal Companies  acknowledge that if the Lenders,  without being required to do so by this  Agreement  or any  other  Credit  Document,  give any  notice  or information to any of the Principal Companies and their Subsidiaries,  or obtain any consent from any of them, the Lenders shall not by implication have amended, waived or modified any provision of this Agreement or any other Credit Document, or created any duty to give any such notice or information or to secure any such consent on any future occasion. No delay or omission in exercising any right, or any  partial  exercise  of any  right,  on the  part of any  Lender  under  this
Agreement or any other Credit Document or with respect to the Credit Obligations shall  operate as a waiver of such right or any other  right,  or  preclude  the further  exercise of such right or any other right,  hereunder or thereunder.  A waiver on any one  occasion  shall not be construed as a bar to or waiver of any right or remedy on any future  occasion.  No waiver,  consent or amendment  with respect to this  Agreement or any other Credit  Document shall be binding unless it is in writing  and signed by the  Administrative  Agent or the holders of the required Credit Obligations.

15.  Defeasance.  When all  Credit  Obligations  have been paid,  performed  and reasonably  determined  by the Lenders to have been  indefeasibly  discharged in full,  and if at the time no Lender  continues  to be  committed  to extend  any credit  to the  Borrower  hereunder  or under any other  Credit  Document,  this
Agreement and each other Credit  Document shall  terminate;  provided,  however, that Sections 3.2.4, 3.4, 3.5, 9, 10.6.7,  10.9, 12, 16, 17 and 19 shall survive the termination of this Agreement.  Thereupon,  on the Borrower's  demand and at its cost and expense, the Administrative Agent shall execute proper instruments, acknowledging  satisfaction  of and  discharging  this  Agreement and each other
Credit Document.

16. Venue; Service of Process; Certain Waivers. The Principal Companies by their execution hereof:

     (a) Irrevocably submit to the nonexclusive jurisdiction of the state courts of The Commonwealth of Massachusetts and to the nonexclusive jurisdiction of the
United States District Court for the District of  Massachusetts  for the purpose of any  suit,  action  or other  proceeding  arising  out of or based  upon this
Agreement or any other Credit  Document or the subject matter hereof or thereof;
and

     (b) Waive to the extent not prohibited by applicable  law, and agree not to assert,  by way of motion,  as a defense or  otherwise,  in any such  proceeding brought  in any of the  above-named  courts,  any claim  that it is not  subject personally to the  jurisdiction of such court,  that their property is exempt or immune from  attachment  or  execution,  that such  proceeding  is brought in an inconvenient forum, that the venue of such proceeding is improper,  or that this
Agreement or any other Credit Document, or the subject matter hereof or thereof, may not be enforced in or by such court.

     (c) The  Principal  Companies  hereby  consent to service of process in any such  proceeding in any manner  permitted by Chapter 223A of the General Laws of
The  Commonwealth  of  Massachusetts  and  agrees  that  service  of  process by registered or certified mail, return receipt requested, at the address specified in or pursuant to Section 13 is reasonably calculated to give actual notice.

     (d) Waive to the extent not  prohibited  by  applicable  law that cannot be waived any right any of them may have to claim or recover in any such proceeding any special exemplary, punitive or consequential damages.

17. WAIVER OF JURY TRIAL.  TO THE EXTENT NOT  PROHIBITED BY APPLICABLE  LAW THAT
CANNOT BE WAIVED, EACH OF THE PRINCIPAL COMPANIES AND THE LENDERS HEREBY WAIVES,
AND  COVENANTS  THAT IT WILL NOT ASSERT  (WHETHER  AS  PLAINTIFF,  DEFENDANT  OR
OTHERWISE),  ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN  RESPECT  OF ANY  ISSUE,
CLAIM,  DEMAND OR  ACTION  ARISING  OUT OF THIS  AGREEMENT  OR ANY OTHER  CREDIT
DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY CREDIT  OBLIGATION OR IN
ANY WAY CONNECTED WITH THE DEALINGS OF THE LENDERS OR THE PRINCIPAL COMPANIES IN
CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER
ARISING  AND WHETHER IN CONTRACT  OR TORT OR  OTHERWISE.  Each of the  Principal
Companies  acknowledges  that it has  been  informed  by the  Lenders  that  the provisions of this Section 17  constitute a material  inducement upon which each of the  Lenders  has  relied,  is relying  and will rely in  entering  into this
Agreement and any other Credit Document, and that it has reviewed the provisions of this Section 17 with its counsel.  Any of the Lenders or any of the Principal
Companies may file an original counterpart or a copy of this Section 17 with any court as written  evidence  of the  consent of such  Principal  Company and such
Lender to the waiver of their rights to trial by jury.

18.  Acknowledgments. Each of the Principal Companies acknowledges:

          (a) It has been advised by counsel in the  negotiation,  execution and delivery of this Agreement and the other Credit Documents;

          (b) No Lender has a fiduciary  relationship to such Principal  Company by  reason  of  this  Agreement  or the  other  Credit  Documents,  and the relationship  between  any  Lender,  on the one  hand,  and such  Principal
     Company on the other hand, arising from the Credit Documents is solely that of debtor and creditor; and

          (c) No joint venture  exists  between such  Principal  Company and any
     Lender.

The parties have  participated  jointly in the  negotiation and drafting of this
Agreement and the other Credit Documents with counsel sophisticated in financing transactions.  In the event an ambiguity or question of intent or interpretation arises,  this Agreement and the other Credit  Documents shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring  any party by virtue of the authorship of any provisions of this Agreement and the other Credit Documents.

19. General. All covenants,  agreements,  representations and warranties made in this  Agreement  or any  other  Credit  Document  or in  certificates  delivered pursuant  hereto or thereto  shall be deemed to have been material and relied on by each  Lender,  notwithstanding  any  investigation  made by any Lender on its behalf,  and shall survive the execution and delivery to the Lenders  hereof and thereof.  The  invalidity or  unenforceability  of any term or provision  hereof shall not affect the validity or  enforceability  of any other term or provision hereof. The table of contents and headings in this Agreement are for convenience of reference  only and shall not limit,  alter or  otherwise  affect the meaning hereof.  This  Agreement and the other Credit  Documents  constitute  the entire understanding  of the  parties  with  respect to the subject  matter  hereof and thereof and  supersede  all prior and  current  understandings  and  agreements, whether written or oral with respect to such subject matter.  This Agreement may be executed in any number of  counterparts  which together shall  constitute one instrument. This Agreement, and any issue, claim or proceeding arising out of or relating to this  Agreement or any other  Credit  Document or the conduct of the parties  hereto,  whether  now  existing  or  hereafter  arising  and whether in contract,  tort or  otherwise,  shall be governed by and construed in accordance with the laws (other than the  conflict  of laws rules) of the  Commonwealth  of
Massachusetts.

               [the remainder of this page is intentionally blank]

     Each of the  undersigned  has caused  this  Agreement  to be  executed  and delivered by its duly  authorized  officer as an agreement  under seal as of the date first above written.

                                     AMERICAN FINANCIAL GROUP, INC.

                                     By:  ____________________________________
                                            Name:
                                            Title:

                                     AFC HOLDING COMPANY

                                     By:  ____________________________________
                                            Name:
                                            Title:

                                     AMERICAN FINANCIAL CORPORATION

                                     By:  ____________________________________
                                            Name:
                                            Title:

                                     FLEET NATIONAL BANK

                                     By:  ____________________________________
                                            Name:
                                            Title:

                                     Financial Institutions Division
                                     Mail Stop 01-10
                                     100 Federal Street
                                     Boston, Massachusetts  02110
                                     Attention:  Stephen Burse
                                     Telecopy:  (617) 434-1096

                                     BANK OF AMERICA, N.A.

                                     By:  ____________________________________
                                            Name:
                                            Title:

                                     Bank of America Plaza
                                     901 Main Street
                                     Dallas, Texas  75202
                                     Attention:  Joan D'Amico
                                     Telecopy:  (214) 209-0604

                                     KEYBANK NATIONAL ASSOCIATION

                                     By:  ____________________________________
                                            Name:
                                            Title:

                                     127 Public Square
                                     Cleveland, Ohio  44114
                                     Attention:  Mary Young
                                     Telecopy:  (216) 689-4981

                                     US BANK, NATIONAL ASSOCIATION

                                     By:  ____________________________________
                                            Name:
                                            Title:

                                     US Bank Tower
                                     425 Walnut Street, 8th floor
                                     Cincinnati, Ohio  45202
                                     Attention:  Derek Roudebush
                                     Telecopy:  (920) 426-7993

                                     CREDIT SUISSE FIRST BOSTON,
                                     CAYMAN ISLANDS BRANCH

                                     By:  ____________________________________
                                            Name:
                                            Title:

                                     Eleven Madison Avenue
                                     New York, New York  10010
                                     Attention:  Jay Chall
                                     Telecopy:  (212) 325-8230

                                     RIGGS BANK, N.A.

                                     By:  ____________________________________
                                            Name:
                                            Title:

                                     808 17th Street, N.W.,  17th floor
                                     Washington, D.C.  20006
                                     Attention:  Robert Incorvati
                                     Telecopy:  (202) 835-5977

                                     PNC BANK, NATIONAL ASSOCIATION

                                     By:  ____________________________________
                                            Name:
                                            Title:

                                     201 East Fifth Street
                                     Cincinnati, Ohio  45202
                                     Attention:  Joe Richardson
                                     Telecopy:  (513) 651-8951

                                     THE HUNTINGTON NATIONAL BANK

                                     By:  ____________________________________
                                            Name:
                                            Title:

                                     105 East 4th Street  --  Suite 200A
                                     Cincinnati, Ohio  45202
                                     Attention:  Teresa Bley
                                     Telecopy:  513-762-1838

                                     THE BANK OF NEW YORK

                                     By: _____________________________________
                                           Name:
                                           Title:

                                     Insurance Division
                                     One Wall Street, 17th Floor
                                     New York, New York  10288

                                                                EXHIBIT 2.1.4(a)

                         FORM OF 364-Day REVOLVING NOTE

N-________, ___

     FOR VALUE RECEIVED,  the undersigned,  AMERICAN FINANCIAL  CORPORATION,  an
Ohio corporation (the  "Borrower"),  hereby promises to pay [Insert Lender] (the
"Lender")  or order,  on the  Final  Maturity  Date  applicable  to the  364-Day
Revolving  Loans, the aggregate unpaid principal amount of the loans made by the
Lender to the Borrower  pursuant to the Credit Agreement  referred to below. The
Borrower  promises  to pay daily  interest  from the date  hereof,  computed  as provided in such Credit  Agreement,  on the aggregate  principal  amount of such loans from time to time unpaid at the per annum rate  applicable  to such unpaid principal  amount as provided in such Credit  Agreement  and to pay  interest on overdue  principal  and,  to the extent not  prohibited  by  applicable  law, on overdue installments of interest and principal and fees at the rate specified in such Credit Agreement, all such interest being payable at the times specified in such Credit  Agreement,  except that all accrued  interest  shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof.

     Payments  hereunder shall be made to Fleet National Bank, as Administrative
Agent for the payee hereof, at 100 Federal Street, Boston, Massachusetts 02110.

     All loans made by the Lender pursuant to the Credit  Agreement  referred to below and all  repayments  of the  principal  thereof  shall be  recorded by the
Lender and, prior to any transfer hereof,  appropriate notations to evidence the foregoing  information with respect to each such loan then outstanding  shall be endorsed by the Lender on the schedule  attached  hereto or on a continuation of such schedule attached to and made a part hereof;  provided,  however,  that the failure  of the Lender to make any such  recordation  or  endorsement  shall not affect the obligations of the Borrower under this Note, such Credit Agreement or under any other Credit Document.

     This Note evidences  borrowings  under, and is entitled to the benefits and security of, and is subject to the provisions of, the Credit  Agreement dated as of November __, 2002,  as from time to time in effect (the "Credit  Agreement"), among the maker, certain of its affiliates, the payee hereof, the Administrative
Agent and certain other lenders. The principal of this Note is prepayable in the amounts and under the circumstances  set forth in the Credit Agreement,  and may be prepaid in whole or from time to time in part, all as set forth in the Credit
Agreement.  Terms  defined in the Credit  Agreement  and not  otherwise  defined herein are used herein with the meanings so defined.

     In case an Event of Default shall occur,  the entire principal of this Note may  become or be  declared  due and  payable  in the manner and with the effect provided in the Credit Agreement.

     This Note, and any issue, claim or proceeding arising out of or relating to this  Note or the  conduct  of the  parties  hereto,  whether  now  existing  or hereafter arising and whether in contract, tort or otherwise,  shall be governed by and  construed in  accordance  with the laws (other than the conflict of laws rules) of The Commonwealth of Massachusetts.

     The  parties  hereto,   including  the  Borrower  and  all  guarantors  and
endorsers,  hereby  waive  presentment,  demand,  notice,  protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement  of this Note,  except as  specifically  otherwise  provided  in the
Credit Agreement, and assent to extensions of time of payment, or forbearance or other indulgence without notice.

                                           AMERICAN FINANCIAL CORPORATION

                                           By________________________________
                                               Title:

                         LOAN AND PAYMENTS OF PRINCIPAL

             Amount         Amount of                Unpaid             Notation
 Date        of Loan     Principal Repaid       Principal Balance        Made By
______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

                                                                EXHIBIT 2.1.4(b)

                        FORM OF THREE-YEAR REVOLVING NOTE

N-________, ___

     FOR VALUE RECEIVED,  the undersigned,  AMERICAN FINANCIAL  CORPORATION,  an
Ohio corporation (the  "Borrower"),  hereby promises to pay [Insert Lender] (the
"Lender") or order,  on the Final  Maturity Date  applicable  to the  Three-Year
Revolving  Loans, the aggregate unpaid principal amount of the loans made by the
Lender to the Borrower  pursuant to the Credit Agreement  referred to below. The
Borrower  promises  to pay daily  interest  from the date  hereof,  computed  as provided in such Credit  Agreement,  on the aggregate  principal  amount of such loans from time to time unpaid at the per annum rate  applicable  to such unpaid principal  amount as provided in such Credit  Agreement  and to pay  interest on overdue  principal  and,  to the extent not  prohibited  by  applicable  law, on overdue installments of interest and principal and fees at the rate specified in such Credit Agreement, all such interest being payable at the times specified in such Credit  Agreement,  except that all accrued  interest  shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof.

     Payments  hereunder shall be made to Fleet National Bank, as Administrative
Agent for the payee hereof, at 100 Federal Street, Boston, Massachusetts 02110.

     All loans made by the Lender pursuant to the Credit  Agreement  referred to below and all  repayments  of the  principal  thereof  shall be  recorded by the
Lender and, prior to any transfer hereof,  appropriate notations to evidence the foregoing  information with respect to each such loan then outstanding  shall be endorsed by the Lender on the schedule  attached  hereto or on a continuation of such schedule attached to and made a part hereof;  provided,  however,  that the failure  of the Lender to make any such  recordation  or  endorsement  shall not affect the obligations of the Borrower under this Note, such Credit Agreement or under any other Credit Document.

     This Note evidences  borrowings  under, and is entitled to the benefits and security of, and is subject to the provisions of, the Credit  Agreement dated as of November __, 2002,  as from time to time in effect (the "Credit  Agreement"), among the maker, certain of its affiliates, the payee hereof, the Administrative
Agent and certain other lenders. The principal of this Note is prepayable in the amounts and under the circumstances  set forth in the Credit Agreement,  and may be prepaid in whole or from time to time in part, all as set forth in the Credit
Agreement.  Terms  defined in the Credit  Agreement  and not  otherwise  defined herein are used herein with the meanings so defined.

     In case an Event of Default shall occur,  the entire principal of this Note may  become or be  declared  due and  payable  in the manner and with the effect provided in the Credit Agreement.

     This Note, and any issue, claim or proceeding arising out of or relating to this  Note or the  conduct  of the  parties  hereto,  whether  now  existing  or hereafter arising and whether in contract, tort or otherwise,  shall be governed by and  construed in  accordance  with the laws (other than the conflict of laws rules) of The Commonwealth of Massachusetts.

     The  parties  hereto,   including  the  Borrower  and  all  guarantors  and
endorsers,  hereby  waive  presentment,  demand,  notice,  protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement  of this Note,  except as  specifically  otherwise  provided  in the
Credit Agreement, and assent to extensions of time of payment, or forbearance or other indulgence without notice.

                                          AMERICAN FINANCIAL CORPORATION

                                          By________________________________
                                              Title:

                         LOAN AND PAYMENTS OF PRINCIPAL

            Amount           Amount of              Unpaid            Notation
 Date       of Loan       Principal Repaid     Principal Balance       Made By
______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

                                                                   Exhibit 5.2.1

                          FORM OF OFFICER'S CERTIFICATE

     Pursuant to Section 2.1.3 of the Credit  Agreement dated as of November __,
2002, as now in effect (the "Credit Agreement"),  among the undersigned American
Financial  Corporation (the "Borrower"),  Fleet National Bank, for itself and as
Administrative  Agent, and certain other Lenders,  the Borrower  requests that a loan be made on the date specified  below (the "Closing  Date") in the following amount:

         Closing Date:

         Total amount of loan requested:   $_____________

     In  connection  with the foregoing  request,  the Borrower  represents  and warrants that the representations  and warranties  contained in Section 7 of the
Credit Agreement are true and correct on and as of the date hereof with the same force and  effect as though  originally  made on and as of the date  hereof;  no
Default  exists on the date  hereof or will  exist  after  giving  effect to the extension  of credit  requested  hereby;  and no  Material  Adverse  Change  has occurred.

     The foregoing  representations  and warranties  shall be deemed made by the
Borrower on the requested  Closing Date unless the Borrower  shall have notified the Administrative Agent in writing to the contrary prior to such Closing Date.

     Terms defined in the Credit Agreement and not otherwise  defined herein are used herein with the meanings so defined.

     This certificate has been executed by a duly authorized  Financial  Officer of each of the Borrower this ___ day of _______________ , 200_ .

                                             AMERICAN FINANCIAL CORPORATION

                                             By________________________________
                                                  Title:

                                                                     Exhibit 7.1

                                            Jurisdiction of
Name                                        Incorporation            Ownership
----------------------------------------    ----------------         ---------
AFC Holding Company                             Ohio                    100%

American Financial Corporation                  Ohio                    100%

Great American Insurance Company                Ohio                    100%

Great American Financial Resources, Inc.        Delaware                83%

Great American Life Insurance Company           Ohio                    100%

American Premier Underwriters, Inc.             Pennsylvania            100%

Pennsylvania Company                            Delaware                100%

                                                                    Exhibit 7.11

                              DEFINED BENEFIT PLANS

None.

                                                                    Exhibit 7.13

                            ENVIRONMENTAL DISCLOSURE
                                As of 11/22/2002

--------------------------- ----------------------------------------------------
Site                        Description
--------------------------- ----------------------------------------------------
Buckeye Pipe Line           In  connection  with the Company's  sale of Buckeye
                            Pipe  Line  Company  ("Buckeye")   to   a   limited
                            partnership   in   1986,   Buckeye   obtained    an
                            Administrative  Consent  Order ("ACO")  from the New
                            Jersey   Department  of  Environmental   Protection
                            ("NJDEP")   under  the  New  Jersey   Environmental
                            Cleanup Responsibility Act of 1983 ("ECRA") for all
                            six  of  Buckeye's  facilities  in  New Jersey.  The
                            primary  contaminant  at  these  sites  is petroleum
                            hydrocarbons. The ACO required Buckeye to  conduct a
                            sampling plan for environmental contamination at the
                            New Jersey facilities and to implement any  required
                            remediation.  As part of the terms of the 1986 sale,
                            the Company agreed to pay for the costs of complying
                            with the ACO. The Company   remains responsible  for
                            pre-1987 contamination under the terms of the  Share
                            Purchase Agreement dated January 5, 1996.

--------------------------- ----------------------------------------------------
Union Road                  This site  was  owned  and  operated by the New York
                            Central Railroad from 1920 to 1959.  Since that time
                            the  property  has  changed  hands  among    several
                            corporations controlled  by financier L. E. Wolfson.
                            NYDEC threatened AP, as successor to the prior owner,
                            with a lawsuit if AP does not agree to implement the
                            remedial design for the site.   By agreeing to do so
                            the  Company  has  reduced  the  ultimate   cost  of
                            remediation  and  avoided  the negative publicity of
                            litigation.    Remediation  was  completed  in 1996.
                            Monitoring will be required prospectively.

--------------------------- ----------------------------------------------------
Altoona                     The Pennsylvania Department of Environmental Resources
                            ("PADER")  has notified AP that PADER believes AP to
                            be  a  responsible  party  liable for remediation of
                            hazardous substances, including petroleum hydrocarbons
                            and other constituents.  AP and the other PRPs  have
                            entered  into  a  Consent  Decree with PADER for the
                            remediation of the site.  The Company is  continuing
                            to implement  the  remedy  required  by  the Consent
                            Decree.

--------------------------- ----------------------------------------------------
Elkhart/Paoli/Toledo J.W.   During the third quarter of 1994, the Special  Court
                            ruled that neither the   settlement of the Valuation
                            Case,  the  conveyance  of  property "as is" nor the
                            constitution  bars  the  U.S.  government  and other
                            parties   from   pursuing   AP   for   the  cost  of
                            environmental cleanup at these sites.  Consequently,
                            it became probable in the third quarter of 1994 that
                            the Company will incur some liability at each  site.
                            The primary contaminants are petroleum hydrocarbons,
                            creosote and PCBs.  The Company continues to attempt
                            to  negotiate agreements and/or workplans with  the
                            government and  other  PRPs.   An agreement has been
                            reached with Conrail in  connection with Elkhart and
                            Toledo J.W. with respect to remediation costs.

--------------------------- ----------------------------------------------------
Berks                       In October  1992  the  original defendants in a case
                            captioned  United  States  of  America  v.     Berks
                            Associates filed a third-party complaint against APU
                            and approximately 165 other companies. The complaint
                            alleges that APU generated waste oil, which was sent
                            to this superfund site in Berks County, Pennsylvania.
                            AP immediately  began  investigating  documents  in
                            possession of the original defendant, the government
                            and old PCTC/PRR records to determine what waste oil,
                            if any, its  railroad  predecessor sent to the site.
                            Given  the  fact  that  records  were incomplete and
                            sometimes   conflicting,   estimates   of   probable
                            liability and the  amount of  loss,  if  any,  could
                            not be reasonably estimated for many months    after
                            October  1992.   Under "Settlement Track Procedures"
                            established by the Court, the United States and  the
                            PRPs  retained  TLI,  Inc.  ("TLI"), a  technical
                            consultant, to assist them in determining the amount,
                            type and extent of waste materials or other products
                            which each PRP shipped to the site for processing.
                            On May 3, 1993 TLI issued  a  generator  transaction
                            summary  attributing  to  AP  4,266,845   "delivered
                            gallons" of  waste  oil which is approximately 3% of
                            total waste into the site.   AP challenged the total
                            number of gallons  attributed  to  it as well as the
                            classification of the oil.  AP argued that the total
                            waste-in figure  of  4,266,845 gallons attributed to
                            it should be readjusted downward to 908,258 gallons.
                            In  September  1999,  the  EPA  formally amended the
                            Record of Decision  (ROD)  to change the remedy from
                            on-site incineration to stabilization. The state has
                            not  yet  concurred.   The  amendment  reduced APU's
                            estimated  share  of  the  remediation  costs     by
                            approximately 50 percent.  On January 19, 2001, the
                            United States Department of Justice lodged a proposed
                            Remedial Design/Remedial  Action  ("RD/RA")  Consent
                            Decree in the United States District Court that would
                            settle its claims with the Company and numerous other
                            Potentially Responsible Parties  ("PRPs") concerning
                            the design and construction of a stabilization
                            remedy at the Berks site.  This Consent Decree would
                            also  address  the  past  cost  claims  of  the U.S.
                            Environmental  Protection  Agency  ("EPA")  and  the
                            PRP's contribution  claims against the United States
                            for  wastes  sent  to  the  site  by various Federal
                            agencies.  Under the terms of the Decree, entered in
                            March 2001,  and a Cost Sharing  Agreement among ten
                            other private PRPs and the United States, the Company
                            contributed $4,242,286.71 to satisfy its obligations
                            under the Decree with  respect  to the  former  Penn
                            Central  Transportation Company  ("PCTC") and Lehigh
                            Valley   Railroad   ("LVRR").  In  October  2001,  a
                            supplemental assessment of $898,610 was made against
                            APU and $164,840  against  Lehigh  Valley.  APU/LVRR
                            agreed  to  settle  past  costs  with the DEP in the
                            amount of $254,044 and $46,602, respectively.

--------------------------- ----------------------------------------------------
Fox Point                   This site was sold by PCTC  to the State of Delaware
                            in  1975.  During  the  fourth  quarter  of 1993, AP
                            received a letter from the Delaware  Department   of
                            Natural Resources and Environmental Control("DNREC")
                            notifying AP of its alleged  liability  for  the Fox
                            Point site.  Contamination in this case  arises from
                            fill allegedly brought to the site in the 1960's  in
                            order to prepare the  site  for   development of  an
                            industrial  park.  APU executed a Consent Order with
                            DNREC in 1996 for the  Remediation Investigation and
                            Feasibility Study for the property. This site is now
                            undergoing  remediation.   The State of Delaware has
                            remediated  approximately half of the site, which is
                            forty acres in size,  at a cost of $1.75 million.

--------------------------- ----------------------------------------------------
Conrail Environmental
 Claims                     Pursuant to the Rail Reorganization Act, Conrail, on
                            June 1, 1996, became owner and  operator of the rail
                            lines and assets previously operated by the Company's
                            rail predecessors.

                            In December 1994, Conrail threatened to assert several
                            environmental claims against the Company. Subsequent
                            thereto, Conrail filed actions against American
                            Premier in connection with four environmental sites.

--------------------------- ----------------------------------------------------
Amtrak Refueling Facility   The site  was  owned  and  operated  by PCTC and its
                            predecessors. Evidence suggests fuel oil contamination
                            caused by PCTC and its predecessors, as well as Amtrak.
                            In August  1995  the  Delaware Department of Natural
                            Resources  ("DNREC")  notified  APU  that  it  is  a
                            potentially responsible party ("PRP").    In  August
                            1998 DNREC notified  APU  that  DNREC analyzed split
                            samples  of  fish  tissue  and  sediments  taken  in
                            connection with the ongoing study of oil contamination.
                            DNREC reported  these  fish  and  sediment   samples
                            contained  elevated  levels  of      polychlorinated
                            biphenyls ("PCB's").  Based on this information, DNREC
                            has demanded that APU and Amtrak  conduct  a Phase 2
                            Remedial Investigation/Feasibility Study of potential
                            PCB contamination at the former Wilmington Refueling
                            Facility and in the nearby rivers. DNREC's suggested
                            excavation and removal remedy is estimated at $7
                            million.  APU  and  Amtrak  will  carefully   review
                            remedial alternatives.

--------------------------- ----------------------------------------------------
Sunnyside Yard              In  1997  the  New  York  Department of Conservation
                            ("NYDEC")  notified  APU  that  Penn Central and its
                            predecessors  are  responsible parties based on past
                            ownership and operation  of  the  site  located   in
                            Queens, NY.   Amtrak  is demanding that APU pay 37.5
                            percent of past and future response costs at the site.
                            Amtrak and New Jersey  Transit  Corporation claim to
                            have incurred $4.5 million in past costs and estimate
                            an additional $6 million for investigation and cleanup
                            of the site.

--------------------------- ----------------------------------------------------
South Amboy                 In 1998 the   New Jersey Department of Environmental
                            Protection ("NJDEP") alleged that APU, and predecessor
                            of  PCTC,  has   significant   liability   for   PCB
                            contamination at the site based on the 40-year period
                            in which the Penn Central Railroad  and Penn Central
                            Transit  Company  allegedly  operated the site.  New
                            Jersey  Transit  ("NJT")  claims  that PCTC used PCB
                            transformers for many more years than NJT and should,
                            therefore, pay most of the cleanup costs.  NJT asked
                            NJDEP to issue a directive  under the Spill Act that
                            would subject APU to a treble damage claim.

--------------------------- ----------------------------------------------------
Cable Company                When the  Company  disposed  of its interest in the
 Enviromental                General  Cable  Corporation  in  1994,  it was paid
 Liabilities                 approximately  $20,000,000  to assume liability for
                             environmental remediation at certain sites:

                             an operating steel  mill  and  fabrication plant in
                             Longview, Texas, known as LeTourneau, Inc.;
                             a fabrication plant for drilling rigs in Vicksburg,
                             Mississippi, also operated  by LeTourneau, Inc. and
                             a steel wire and  spring manufacturing  concern  in
                             Muncie, Indiana, known as Indiana Steel and Wire.

                             In 1996 the Company completed a transaction whereby
                             it "put"  the  liabilities for   the  Longview  and
                             Vicksburg sites to Rowan Companies, Inc.

                             Soil and groundwater  investigation and remediation
                             are ongoing at the Muncie site.  In September 2002,
                             the  Texas Natural Resource Conservation Commission
                             ("TNRCC") issued a  Certificate  of  Completion  in
                             connection with the remediation conducted at another
                             former  General  Cable  site - 922 Holmes Road - in
                             Texas.

--------------------------- ----------------------------------------------------
Lehigh Valley Railroad      In 1991  Lehigh  Valley Railroad was notified by the
 Derailment, LeRoy, NY      New York Department  of  Environmental  Conservation
                            ("NYDEC")  that  it  is a PRP in connection with the
                            derailment at the  Gulf  Road Crossing in LeRoy, NY,
                            resulting in  TCE contaminated soil and groundwater.
                            The Record of Decision ("ROD") was issued March 1997
                            and  includes  construction of a waterline extension
                            to connect all impacted residents to a potable water
                            supply,  excavation  of  TCE  contaminated     soil,
                            installation of  a  bedrock  vapor extraction system
                            and long term monitoring.

--------------------------- ----------------------------------------------------
Morse's Pond, Wellesley,    By letter dated September 6, 2000, the United States
  MA                        EPA notified APU that  it  has  been identified as a
                            PRP  in  connection  with  the Morse's  Pond site in
                            Wellesley, Massachusetts.  The U.S. EPA believes APU
                            is a successor to  a former  owner/operator  of  the
                            site.  The  site  is  adjacent to property currently
                            owned by the  Massachusetts  Bay  Transit Authority.
                            The EPA estimates cleanup costs to be  approximately
                            $3,600,000.   APU's share, if any, cannot reasonably
                            be determined at this time.

--------------------------- ----------------------------------------------------

                                                                    Exhibit 10.1

                              INTERESTS IN CREDITS

364 Day Revolving Loans
-----------------------
                                                 Commitment           Percentage
        Lender                                     Amount               Interest
-------------------------------             -----------------         ----------
Fleet National Bank                         $   16,666,666.67          19.6078%
Bank of America, N.A                        $   16,666,666.67          19.6078%
KeyBank National Association                $   11,666,666.67          13.7255%
US Bank National Association                $    8,333,333.33           9.8039%
Credit Suisse First Boston,
  Cayman Islands Branch                     $    8,333,333.33           9.8039%
Riggs Bank, N.A                             $    8,333,333.33           9.8039%
The Huntington National Bank                $    6,666,666.67           7.8432%
PNC Bank, National Association              $    5,000,000.00           5.8824%
The Bank of New York                        $    3,333,333.33           3.9216%

TOTAL                                       $   85,000,000.00              100%

Three Year Revolving Loans
--------------------------

                                                 Commitment           Percentage
        Lender                                     Amount               Interest
-------------------------------             -----------------         ----------
Fleet National Bank                         $  33,333,333.33            19.6078%
Bank of America, N.A.                         $33,333,333.33            19.6078%
KeyBank National Association                  $23,333,333.33            13.7255%
US Bank National Association                  $16,666,666.67             9.8039%
Credit Suisse First Boston,
  Cayman Islands Branch                       $16,666,666.67             9.8039%
Riggs Bank, N.A.                              $16,666,666.67             9.8039%
The Huntington National Bank                  $13,333,333.33             7.8432%
PNC Bank, National Association                $10,000,000.00             5.8824%
The Bank of New York                          $ 6,666,666.67             3.9216%

TOTAL                                        $170,000,000.00                100%

                                                                  Exhibit 11.1.1

                            ASSIGNMENT AND ACCEPTANCE

     This   Agreement,   dated  as  of   _______________,   200_,   is   between
____________________________,  a Lender under the Credit  Agreement  referred to below (the "Assignor"), and ____________________________ (the "Assignee").

     For valuable  consideration,  the receipt of which is hereby  acknowledged, the Assignor agrees with the Assignee as follows:

     1.  Reference to Credit  Agreement;  Definitions.  Reference is made to the
Credit  Agreement  dated as of November __, 2002, as from time to time in effect
(the  "Credit  Agreement"),   among  American  Financial  Corporation,  an  Ohio
corporation,  certain of its affiliates,  certain lenders (the  "Lenders"),  and
Fleet National Bank, as administrative agent (the "Administrative Agent"). Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

     2. Assignment and Assumption. Without recourse,  representation or warranty of any kind (other than as set forth in Section 3 below),  the  Assignor  hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor,  the  interests set forth in Exhibit A hereto (the  "Assigned
Interests") in and to the  Assignor's  rights and  obligations  under the Credit
Agreement and the other Credit  Documents  (other than Interest Rate  Protection
Agreements) as of the Assignment Date (as defined in Exhibit A hereto).

     3. Representations, Warranties, etc.

          3.1. Assignor's Representations and Warranties. The Assignor:

               (a) represents  that as of the date hereof,  it owns the Assigned
          Interests  beneficially  and of  record,  free of any Liens or adverse claims.

               (b)  makes  no   representation   or  warranty  and  assumes  no
          responsibility   with  respect  to  any   statements,   warranties  or
          representations  made in or in connection with the Credit Agreement or any  other  Credit  Document  or the  execution,  legality,  validity, enforceability,  genuineness,  sufficiency  or  value  of  the  Credit
          Agreement  or any other  Credit  Document or any other  instrument  or document furnished  pursuant thereto,  other than that it is the legal and  beneficial  owner of the interest  being assigned by it hereunder and that such interest is free and clear of any adverse claim; and

               (c)  makes  no   representation   or  warranty   and  assumes  no
          responsibility  with respect to the financial condition of AFG and its
          Subsidiaries or the  performance by AFG and its  Subsidiaries of their obligations under the Credit  Agreement,  any other Credit Document or any other instrument or document furnished pursuant hereto or thereto.

          3.2.  Assignee's  Representations,   Warranties  and  Agreements.  The
     Assignee:

               (a)  represents  and warrants  that it is legally  authorized  to enter into this Agreement;

               (b)  represents  and  warrants  that  (i) it is  incorporated  or organized  under the laws of the  United  States of America or a state thereof or (ii) it will  perform  all of the  obligations  relating to
          United States income tax  withholding  under Section 3.5 of the Credit
          Agreement;

               (c) confirms that it has received a copy of the Credit  Agreement and any other Credit  Document which it has  requested,  together with copies of the most recent financial  statements  delivered pursuant to
          Section  6.4 of the  Credit  Agreement  and such other  documents  and information  as it has  deemed  appropriate  to make  its  own  credit analysis and decision to enter into this Agreement;

               (d) agrees that it will,  independently and without reliance upon the Assignor or any other Person which has become a Lender,  and based on such documents and information as it shall deem  appropriate at the time,  continue  to make its own  credit  decisions  in  taking or not taking  action  under  the  Credit  Agreement  and  the  other  Credit
          Documents; and

               (e) agrees that it will be bound by the  provisions of the Credit
          Agreement  and will  perform in  accordance  with their  terms all the obligations  which by the terms of the Credit  Agreement and the other
          Credit Documents are required to be performed by it as a Lender.

     4. Assignee Party to Credit  Agreement;  Assignor  Release of  Obligations.
From and after the  Assignment  Date,  (a) the Assignee  shall be a party to the
Credit Agreement and, to the extent provided in this Agreement,  have the rights and obligations of a Lender  thereunder and under the other Credit Documents and
(b) the Assignor shall, to the extent provided in this Agreement, relinquish its rights and be released from its obligations  under the Credit  Agreement and the other Credit Documents.

     5. Notices.  All notices and other  communications  required to be given or made to the Assignee  under this  Agreement,  the Credit  Agreement or any other
Credit  Document shall be given or made at the address of the Assignee set forth on  Exhibit  A hereto  or at such  other  address  as the  Assignee  shall  have specified to the Assignor, the Borrower and the Agent in writing.

     6. Further Assurances. The parties hereto agree to execute and deliver such other  instruments  and  documents  and to take such other  actions as any party hereto may reasonably  request in connection with the transactions  contemplated by this Agreement.

     7.  General.  This  Agreement,  the Credit  Agreement  and the other Credit
Documents  constitute the entire agreement of the parties hereto with respect to the subject  matter hereof and supersede  all current and prior  agreements  and understandings,  whether  written or oral,  with respect to such subject matter.
The headings in this  Agreement are for  convenience of reference only and shall
not  limit  or  otherwise   affect  the  meaning   hereof.   The  invalidity  or
unenforceability  of any  provision  hereof  shall not  affect the  validity  or enforceability of any other provision  hereof,  and any invalid or unenforceable provision  shall be modified  so as to be enforced to the maximum  extent of its validity  or  enforceability.  This  Agreement  may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties hereto and their  respective  successors and assigns,  including  as such  successors  and  assigns all holders of any Credit
Obligation. This Agreement shall be governed by and construed in accordance with the  laws  (other  than the  conflict  of laws  rules)  of The  Commonwealth  of
Massachusetts.

     Each of the  Assignor  and the  Assignee  has caused this  Agreement  to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.

                                          ASSIGNOR

                                          ___________________________________

                                          By_________________________________
                                              Title:

                                          ASSIGNEE

                                          ___________________________________

                                          By_________________________________
                                              Title:

The foregoing is approved:

AMERICAN FINANCIAL CORPORATION

By_________________________________
    Title:

FLEET NATIONAL BANK,
   as Administrative Agent under the Credit Agreement

By_________________________________
    Title:

                         AMERICAN FINANCIAL CORPORATION

                                    Exhibit A
                                       to
                            Assignment and Acceptance

1.       Parties

         Assignor:         _________________________________

         Assignee:         _________________________________

         Assignee Address: _________________________________

                           _________________________________

                           _________________________________

         Assignee Telecopy:_________________________________

2.       Assignment Date:  _________________________________

3.       Assigned Interests

         Outstanding 364-Day Revolving Loan:       $_______________________

         Outstanding Three-Year Revolving Loan:    $_______________________

         Over-all Revolving Loan Commitment:       $_______________________
         (sum of assigned unfunded commitment
          plus amounts set forth above)

     Unpaid  interest and commitment  fees with respect to the assigned  credits described above, accrued through the Assignment Date, are for the account of the
Assignor unless set forth to the contrary herein.

4.       Assignor's Post Assignment Interests
         After giving effect to this assignment,  the Assignor  represents  that its interests in the following credits are summarized as follows:

         364-Day Revolving Loan Commitment:        $______________________

         Three-Year Revolving Loan Commitment:     $______________________

5.       Assignee's Post Assignment Interests
         After giving effect to this assignment,  the Assignee  represents  that its interests in the following credits are summarized as follows:

         364-Day Revolving Loan Commitment:         $______________________

         Three-Year Revolving Loan Commitment:      $______________________